Exhibit 10.1

SUBCONTRACT BETWEEN
CH2M HILL, AND SUBCONTRACTOR
SUBCONTRACT NUMBER: 811843

In consideration of their mutual promises, the parties agree that this agreement for construction services (the “Subcontract”) is effective this 19th day of December, 2008, by and between

CH2M HILL CONSTRUCTORS, INC., (“CH2M HILL”)

CH2M HILL CONTRACTS REPRESENTATIVE:

Kirk Hackenberg

Contracts Manager

1500 International Drive

Spartanburg, SC 29303

Tel 864-599-4628

CH2M HILL TECHNICAL REPRESENTATIVE:

Gary Boettner

Project Manager

1500 International Drive

Spartanburg, SC 29303

Tel 864-599-4244

And SUBCONTRACTOR:

APSG

PO Box 970

295 Betts Road

Holly Springs, NC 27540

 (the “Subcontractor”)

SUBCONTRACTOR REPRESENTATIVE:

 Mark Schussler

Sales Engineer

SCOPE OF WORK: Subcontractor shall furnish all of the labor, materials, equipment and supervision necessary for completion of the construction services described in Exhibit A, “Scope of Subcontractor’s Work”  in connection with the following

PROJECT: Ammunition Supply Point (ASP), Fort Bragg, North Carolina(the “Project”);whose OWNER is: U.S. Army Corps of Engineers (USACE) (the “Owner”) under the prime contract W912HN-07-D-0060-0002 (the “Prime Contract”) dated 29 September 2007.

TIME FOR PERFORMANCE: Subcontractor shall commence, perform and complete Subcontractor’s Work according to Exhibit B, “Schedule of Subcontractor’s Work”.

COMPENSATION for Subcontractor’s satisfactory performance of the Scope of Subcontractor’s Work in accordance with the Schedule of Subcontractor’s Work, shall be as described in Exhibit C, Subcontract Price Schedule, and shall be paid pursuant to Article 8 of Exhibit D, General Terms and Conditions.

The following EXHIBITS are incorporated into and made part of this Subcontract:

A.	Scope of Subcontractor’s Work (all contracts)	consisting of 11 page(s).
B.	Schedule of Subcontractor’s Work (all contracts)	consisting of 1 page(s).

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C.	Subcontract Price Schedule (all contracts)	consisting of 3 page(s).
D.	General Terms and Conditions (all contracts)	consisting of 17 page(s).
E.	Insurance and/or Bonding Provisions (all contracts)	consisting of 6 page(s).
F.	Other Provisions	consisting of 1 page(s).
G.	Health and Safety Conditions (all contracts)	consisting of 4 page(s).
H.	Environmental Remediation Supplement (if applicable)	consisting of 4 page(s).
I.	Subcontract Clauses by Reference	consisting of 10 page(s).

DEFENSE PRIORITIES AND ALLOCATIONS SYSTEM (DPAS) RATING

☒ Not Rated	☐ *DO	☐ *DX

*     The following statement applies if either the DO or DX rating is checked: “This is a rated order Certified for National Defense Use, and the vendor is required to follow all the provisions of the defense priorities and allocations system regulation (15 CFR 700).”

CH2M HILL:	SUBCONTRACTOR:

By:	By:

Print Name:	Print Name:

Print Title:	Print Title:

Subcontractor’s License No.

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EXHIBIT A

SCOPE OF SUBCONTRACTOR’S WORK

Section 0001

Subcontractor shall furnish the all labor, materials, equipment and supervision necessary to complete Subcontractor’s Work as detailed below:

Furnish and install Blast Doors,  Tracks, Electrical Operators, Top Rails, Hinges, Manual Movers, Bumpers, Hangers, Top Overhangs, all miscellaneous metals and drilled/galvanized embeds around perimeter of doors, AB’s and miscellaneous metals required to form a complete system in accordance with the drawings and specifications provided within the web portal.

Specification Sections:

In accordance with documents listed in web portal.

Referenced Drawings:

In accordance with documents listed in web portal.

Description of Scope of Work:

Provide required design and installation drawings as required to support fabrication and construction.

Provide detailed for approval submittal drawings for review by Contractor and Owner.

Fabricate all blast doors, parts and accessories required to form a complete system follows:

(8) Type F Magazine BLU, (5) sliding doors each with electric motor operation and auxiliary manual operation, Top Rail, Door Hinges, Manual Mover, Bumpers and all miscellaneous metals required for a complete installation.

Additional Type F items include:

Trench Plates – (2) sets Qty (40)

(40) Ventilator w/adaptor

(40) Air Intake

Handrail (2) sets Qty (40)

 (8) Canopy

(4) Oval Arch magazines BX-8 w/(1) sliding door with manual operation, Top Rail, Door hangers, Manual Movers and Top Overhang.

Additional Oval items include:

 (4) Louver and Bug Screens

(4) Ventilator w/12” Pipe System.

Operation and Maintenance Manuals

(1) Year Warranty

Exclusions:

Locks and Hasps

Wiring beyond door system.

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Section 0002

For the Lump Sum Amount inclusive of all of all labor, supervision, equipment, materials, fuels, consumables, incidentals, bonds, taxes, fees, overheads and profits:

Line Item	Cost / Task Code	Tag or Part Number / Material or Work Description	Estimated Total
1	02.02.01	0001AA ASP Site Work
2	02.02.02	0001AB Navy Type F Magazines	$5.951,531.00
3	02.02.03	0001AC Oval Arch Magazines	$333,085.00
4	02.02.04	0001AD Drive Thru Issue Bldg & Area
5	02.02.05	0001AE Tactical Vehicle Inspection Station
6	02.02.06	0001 AF Shipping & Receiving/Admin Bldg
7	02.02.07	0001AG Residue Yard & Admin Bldg
8	02.02.08	0001AH Ammo Holding Area
9	02.02.09	0001AJ Ammo Truck Inspection Station
10	02.02.10	0001AK Gate Inspection Area & Entry Control Bldg
11	02.02.11	0001AL New Entrance & Turn Lane
12	02.02.12	0001AM Gate, Amnesty Area & Entry Bldg
13	02.02.13	0001AN Small Arms Ammunition Warehouse
14	02.02.14	0001AP Navy Type F Magazine Road System
15	02.02.15	0001AQ Oval Arch Magazine Road System
16	02.02.16	0001AR AHA to MSA Roadway
17	02.02.17	0001AS MSA to ECP Roadway
18	02.02.18	0001AT Shipping & Receiving to MSA Roadway
19	02.02.19	0001AU AU Security Fence
20	02.02.20	0001AV CCTV System
21	02.02.21	0001AW ASP Communication Dist to ASP
22	02.02.22	0001AX Comm Dist from Pope to ASP
23	02.02.23	0002AA Addition to Small Arms Warehouse
		Firm Fixed Price all inclusive of bonds, taxes, fees, OH and profits.	$6,284,616.00

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Section 0003

General Requirements

1.1          Introduction

The Subcontractor shall furnish all labor, materials, lower-tier Subcontractors, supplies, temporary facilities, utilities, equipment, and incidental items required to complete the work as described herein. At a minimum, all work shall be completed in compliance with current Federal, state and local regulations and in accordance with standard industry practice.

Any inaccuracies or discrepancies between the actual field conditions and the statement of work, plans, and specifications or other reference documents must be brought to CH2M HILL attention in order to clarify the exact nature of the work included in the statement of work, plans, and specifications.

1.2                               Mobilization

The Subcontractor shall mobilize personnel and equipment to the site at the beginning of the project and fully demobilize personnel, materials, and equipment from the site at the end of the project.  A lay down area, office storage area, parking area, and trailer area will be provided as necessary. The Subcontractor shall be responsible for all setup activities associated with establishing and maintaining a storage area and base of operations; project site noise, dust and environmental impact mitigation barriers; acquisition of Personal Protective Equipment (PPE, i.e. Hardhats, eye protection, steel-toed boots, ear protection, and other appropriate clothing for the tasks performed), and all other tasks to initially prepare for the execution of work at this site as required by the statement of work, plans, and specifications.

1.3                               Base Access

Access to the base is restricted to contractors sponsored by base personnel. A contractor badge will be issued to The Subcontractor employees that qualify for access to the base for the duration of the contract work. The Subcontractor is responsible for ensuring The Subcontractor employees meet the requirements for obtaining a contractor badge.  The Subcontractor shall minimize movement on and off the base.

1.4                               Coordination

The Subcontractor shall coordinate all of his work with CH2M HILL and any and all Subcontractors as necessary for performing the various activities required to complete the work.  CH2M HILL will schedule The Subcontractor work during weekly coordination meetings at the site during the performance of the work to ensure efficient workflow.

1.5                               Utility Clearance and Lockout Requirements

The Subcontractor shall be responsible for the identification and protection of all utilities, above and below ground, in the designated work areas.  The Subcontractor shall be solely responsible for the cost of repairs to utilities damaged by The Subcontractor during the course of the work.  The Subcontractor shall be responsible for implementing a lock-in/ lock-out and a tag-in/tag-out program on all utilities to be cut to

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facilitate work activities, including temporary diversion of storm water run-off.  Care shall be taken to close all up-gradient valves on product supply lines prior to cutting and draining activities.

The Subcontractor shall evaluate and provide mitigation techniques required to prevent interference or damage to existing utility components located within the project area boundaries.

1.6                               Site Security

The Subcontractor is responsible for properly securing all work areas at the end of each day including all The Subcontractor equipment and supplies/materials.  All work areas shall be clean, neat, and maintained at all times. Where existing fencing and structures are removed during the course of the work by The Subcontractor, they shall be reset if not damaged, or replaced by The Subcontractor.

1.7                               Supervision

The Subcontractor shall identify a Project Manager who shall be the primary point of contact for correspondence related to cost, schedule, and scope, as well as for providing all required submittals.

During construction, The Subcontractor shall maintain adequate on-site supervision at all times when work is being performed.  A designated Site Superintendent shall be identified who shall be responsible for field execution and safety of all work being conducted.

Both The Subcontractor’s Project Manager and the Superintendent shall be conversant in English as their primary language, both spoken and written. Personnel changes of The Subcontractor Representative and/or Superintendent shall only be made upon prior approval from CH2M HILL.

1.8                               Haul Route

The Subcontractor shall follow the designated haul routes identified and provided and approved by the Base.  The Subcontractor shall use appropriate signage and traffic controls depending on the truck traffic and location.  This activity also needs to be coordinated to meet any Force Protection level requirements enforced by the Base for transit.

1.9                               Material Delivery/Transport

The Subcontractor shall transport materials into ASP Ft Bragg project site at a time to minimize conflict with facility operations. Specific times will be discussed at the pre-construction meeting.  At all times, The Subcontractor shall provide the necessary safety measures/manpower to ensure the safety of base personnel, The Subcontractors, and all other site personnel during the delivery and/or offloading of materials.

1.10                        Project Documentation

The Subcontractor shall keep and maintain, on-site, documentation of its daily field activities in order to provide information to CH2M HILL of their activities and progress.  Documentation shall include the following:

•	Log Book
•	Daily/Weekly Report
•	Testing Plan and Log
•	Test Reports
•	Submittals
•	Photo and Photo log
•	Red-line Drawings As-built drawings
•	Meeting Minutes
•	Request for Information (RFI)

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•	Pre-Final and Final Inspection Punch List
•	Construction Waste Management Tracking Log
•	Waste Profiles, Facility-signed Manifests and Certification of Disposal (CDs)
•	Activity Hazard Analysis Reports
•	Pre-task safety reports
•	Daily sign in sheets
•	Other forms as requested by the CH2M HILL Construction Manager

1.11                        Waste Management

Contaminated wastes requiring offsite disposal are not expected to be generated during this work. If contaminated material is encountered during this work, The Subcontractor shall immediately notify CH2M HILL’s Construction Manager. The Subcontractor shall not disturb any material that is suspected to be contaminated until a waste management plan is developed to describe how the material is to be handled, stored, analyzed and disposed. Encountering contaminated material, not previously included within the described statement of work, could be considered a changed condition in the subcontract.

Waste generated as part of The Subcontractor work (including construction debris) shall be disposed by The Subcontractor in accordance with the applicable regulations and the waste management plan, if required.

1.12                        Quality Control

The Subcontractor shall be required to perform field testing in accordance with industry standards to ensure compliance with project specifications and technical requirements. A testing plan and log shall be maintained and updated by The Subcontractor on a weekly basis to demonstrate all testing is being performed in compliance with project and subcontract requirements. Signed test reports, certifications and a summary report of field tests shall be furnished to CH2M HILL prior to demobilization from the site.

Testing shall be performed by a CH2M HILL-accepted laboratory with accreditation authority in the methods specified by the statement of work, plans, and specifications (e.g., National Voluntary Laboratory Accreditation Program (NVLAP) administered by the National institute of Standards and Technology (NIST), the American Association of State Highway and Transportation Officials (AASHTO) program, and the American Association for Laboratory Accreditation (A2LA) program.)

1.13                        Project Meetings

The Subcontractor shall facilitate and attend meetings throughout progress of project. The project meetings shall include, but are not limited to, a pre-construction meeting, weekly project meetings, and daily tailgate meetings. At a minimum, The Subcontractor’s Project Manager or Superintendent shall be in attendance at these onsite meetings.

Meetings conducted will be recorded in Project Status Meeting minutes prepared by CH2M HILL.

1.11.1 Pre-Construction Meeting

Prior to any on-site construction work, CH2M HILL will schedule a pre-construction meeting to discuss the following subjects, as a minimum:

•	Scope of work
•	Review and confirmation of Schedule and work phasing
•	Sequencing of critical path work items
•	Material and equipment submittals including product Literature and cut Sheets
•	Access and Security

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•	Status of Bonds and insurance
•	Progress payment procedures
•	Project changes and clarification procedures (including RFIs)
•	Use of site, building access, material movement to areas of installation, storage areas, security and temporary facilities.

1.11.2 Weekly Progress Meeting

The following shall be accomplished at each weekly progress meeting:

•	Review the minutes of the previous meeting.
•	Review of the weekly schedule of values (SOV) and work or testing accomplished since last meeting.
•	Review the schedule (updated schedule to be provided by The Subcontractor prior to each weekly meeting).
	a)	Rework items identified since last meeting.
	b)	Rework items completed since last meeting.
•	Review the status of submittals.
	a)	Submittals reviewed and approved since last meeting.
	b)	Submittals required in the near future.
•	Review the work to be accomplished in the next 2 weeks and documentation required.
•	QC and production problems.
•	Items that may require revising the Construction Quality Plan, such as changes in procedures.

1.11.3 Tailgate Meeting

All Subcontractor and their lower-tier Subcontractor’s employees shall attend scheduled daily tailgate meetings.  These meetings are expected to be approximately 15 minutes in duration and shall be held each morning at the site by CH2M HILL to discuss the following subjects, as a minimum:

•	The work planned for the day
•	Changes in work assignment
•	Health and safety issues
•	Review problems encountered the previous day
•	Sign the safety task assignment form prior to beginning any work onsite

Section 0004

Submittals

1.0                               General

CH2M HILL will control and schedule all submittals.  The Subcontractor submittals include all items specifically listed in the work plans, specifications and drawings.  The Subcontractor submittals shall be submitted to the CH2M HILL representative listed on the submittal registry.

The Subcontractor shall review each submittal for completeness and compliance with the subcontract requirements prior to submission to CH2M HILL. Each submittal shall include The Subcontractor’s certification that the submittal is in compliance with the project requirements and contract documents. Submittals that do not comply with the requirements, or incomplete submittals, will be returned to the originator for correction and re-submittal.  The Subcontractor substitutions or variations of specified requirements shall be clearly noted.  CH2M HILL will approve submittals by signing and dating the submittal form.

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1.2                               Pre-Construction Submittals

Upon review, CH2M HILL may require revisions to pre-construction submittals in order to ensure the project objectives will be achieved in accordance with applicable regulations and standards and at an appropriate level of worker safety.  The Subcontractor shall make all necessary revisions required to the pre-construction submittals and obtain CH2M HILL’s approval prior to starting construction.  Required Pre-Construction submittals are listed below:

•  Quality Control Plan – the Quality Control Plan outlines The Subcontractor’s Quality Program to ensure work is performed in accordance with specifications, plans and other contract documents.

•  Construction Schedule – The Subcontractor’s construction schedule shall demonstrate achievement of the milestones established by CH2M HILL.  The Subcontractor shall add resources as necessary if field activities are not progressing in accordance with the milestones established by CH2M HILL.

•  Schedule of Values – the schedule of values includes the details of each bid item showing the lowest level of detail to accurately quantify and track the progress of the project.

•  Material Submittals – as required by the statement of work, plans, and specifications.

•  Health and Safety Plan – the Accident Prevention Plan (APP) defines the specific health and safety issues for the specific project and implements The Subcontractor’s Health and Safety program.

• Activity Hazard Analyses – The HASP shall include Activity Hazard Analysis (AHAs)detailing the hazards and mitigations of those hazards for every task and subtask associated with completing the work in accordance with the statement of work, plans, and specifications.  Site work cannot begin without CH2M HILL’s acceptance of The Subcontractor AHAs.

• Material Safety Data Sheets – the Health and Safety Plan should include Material Safety Data Sheets (MSDS) for all chemicals and/or products brought on-site.

1.3                               Daily and Weekly Submittals

1.3.1                     Daily

At the completion of each workday, The Subcontractor shall submit to CH2M HILL’s Construction Manager a Contractor Daily Report documenting activities conducted throughout the day.  At a minimum, The Subcontractor daily report must contain the following:

•  Tailgate safety meeting minutes and signatures

•  Safety Assessment Checklist

•  Equipment inspection checklist

•  Safety inspection report

•  Project status meeting minutes

•  Daily activities throughout the day

•  Testing Plan and Log

•  Permits

•  Construction Waste Management disposal documentation

•  Proposed activities for the next working day

•  Submittals issued during the day

•  On site resources to include personnel and equipment

1.3.2                     Weekly

At the completion of each work week, The Subcontractor shall submit to CH2M HILL’s Construction Manager a The Subcontractor’s Weekly Progress

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Report documenting process accomplished during the week and a forecast of activities to be accomplished.  At a minimum, The Subcontractor Weekly Progress Report must contain the following:

•  provide a summary of work accomplished

•  a two-week look ahead projection

•  an updated construction schedule reflecting any changes that have been identified during the week

•  an updated Schedule of Values for work completed

The weekly submittal must be provided to the CH2M HILL Construction Manager no later than 5 PM on Fridays.

1.4                               Construction Submittals

Construction submittal shall be submitted in accordance with the statement of work, plans, and specifications.  Prior to initiating any work or installation of equipment, construction submittals will be approved by CH2M HILL in accordance with the submittal register.  Submittals shall be submitted in accordance with the following schedule:

•                  Within 1 Week of Notice to Proceed:  product data sheets, shop drawings, manufacturer certifications, etc. for all equipment and long-lead and/or specialty materials of construction to be ordered and installed (SSMR materials, etc.)

•                  Minimum of 3 Week Prior to Installation: product data sheets, catalog cuts, etc for standard  materials of construction to be used; O&M Manuals and installation instructions for all equipment to be installed.

•                  Daily/Weekly, or as Otherwise Required:  Daily/Weekly Reports, Field and Laboratory Test Results, Waste Disposal Records, miscellaneous submittals.

1.5                               Post Construction Submittals

The Subcontractor shall provide CH2M HILL within two weeks following construction activities, the following information (if not provided during progress) to assist CH2M HILL in preparing as-built and other final reports:

•      Photographs (and photo log)

•      Submittal log

•      Field test log and inspection reports

•      Red-lined drawings and as-built drawings

•      Construction Waste Management documentation to include waste profiles, facility-signed manifests, and certificates of disposal CDs)

Section 0005

Change Control and Nonconformance

1.0                               Requests for Information

Requests for Information (RFIs) shall be used to communicate and document clarifications and modifications not affecting cost or schedule requested by either The Subcontractor or CH2MHILL. The RFIs will be tracked and logged by the CH2M HILL Construction Manager and QC Manager to ensure that each RFI is fully addressed and those changes to the statement of work, plans, and specifications are completely and accurately documented.

Each RFI shall contain the subcontract number and a sequential RFI Identification Number and a Title. The response should include a narrative explanation of the resolution and attach any drawings or specifications required to support the RFI.

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Changes to construction drawings as a result of a RFI shall be identified with a symbol in the border identifying the RFI identification number and title. The drawing should also be marked with a cloud, circle, etc. to distinguish the change from the original drawings. The sheet will then supersede the existing drawing in the drawing set.

RFIs that result in a change to cost or schedule require a written change order to the subcontract agreement before work is executed. Change orders are to be issued only by the Subcontract Administrator.  Any work performed by The Subcontractor without a written Change Order executed by the Subcontract Administrator may not be compensable by CH2M HILL.  The Subcontractor is at risk for any costs associated with unauthorized work.  The Project Manager, Construction Manager or other CH2M HILL personnel does not have the authority to direct The Subcontractor to perform out of scope work or additional work.

2.0                               Nonconformance Report

The CH2M HILL Construction Manager or QC Manager shall notify The Subcontractor of any noncompliance with the contract documents. The Subcontractor shall take immediate corrective action after receipt of the noncompliance. Noncompliance notifications may be issued directly to  The Subcontractor’s on-site Supervision. If The Subcontractor fails or refuses to take immediate corrective action, the CH2M HILL Construction Manager or QC Manager may issue a stop work order for all or part of the work until satisfactory corrective action has been taken. Noncompliance notification or stop work orders will be documented in the daily report and a Non-Conformance Report (NCR). Verification of the corrective action and its results will be performed by the CH2M HILL Construction Manager or QC Manager and documented in the daily report.

3.0                               Corrective Measure Plan

Upon receipt of a noncompliance notification, The Subcontractor must submit to CH2M HILL’s Construction Manager or QC Manager a corrective measures plan for CH2M HILL’s review and acceptance.  The Subcontractor should immediately implement the corrective measure plan upon receipt of CH2M HILL’s acceptance of the plan.

Section 0006

Special Conditions

1.0          COMMENCEMENT, PROSECUTION, AND COMPLETION OF WORK

The Subcontractor shall be required to (1) commence work under this contract within 5 calendar days after The Subcontractor receives the notice to proceed, (2) prosecute the work diligently, and (3) complete the entire work ready for use. The time stated for completion shall include final cleanup of the premises.

2.0          LIQUIDATED DAMAGES–CONSTRUCTION

(a) If the Contractor fails to complete the work within the time specified in the contract, the Contractor shall pay liquidated damages to CH2MHILL in the amount of $1,000.00 per day for each calendar day of delay until the work is completed or accepted.

4.0                               Prime Contract Flow down Clauses

The prime contract flow down clauses are included in Exhibit F of the Standard Subcontract document.

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5.0                               Davis Bacon Wage Determination

Davis Bacon Wage Determination for Cumberland County, NC (attached) is applicable to this project.  The wage determinations are included in Exhibit F of the Standard Subcontract Agreement.

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EXHIBIT B

SCHEDULE OF SUBCONTRACTOR’S WORK

B.1          Subcontractor shall begin Subcontractor’s Work within three (5) calendar days of receipt of Notice to Proceed, unless an Alternate Commencement Date is indicated below.  Subcontractor shall commence work on or before 01 January 2009 and be Substantial Completion on or before 31 March  2010. Subcontractor shall develop a detailed schedule in accordance with the schedule requirements herein this contract document and including requirements specified in the Technical Provisions Vol. 1.

Alternate Commencement Date:  N/A

Acceptance Date: N/A

OR

Number of calendar days to achieve : N/A

Initial Schedule Attached:          Yes ☒   No ☐

Date of Schedule: 16 Oct 08 Preliminary Project Schedule

Number of Pages: 1

The initial attached schedule is “representative of the work. Within five (5) days Subcontractor should submit a schedule defining the planned work under its control which reflects the most practicable approach. Subcontractor must maintain start, finish and milestones outlined in initial schedule.

B.2          If an approved Schedule is not attached, Subcontractor shall within (5) five days after award of this Subcontract prepare and submit to CH2MHILL for approval a practicable Schedule showing the order in which Subcontractor proposes to perform Subcontractor’s Work, and the dates on which Subcontractor contemplates starting and completing the several salient features of Subcontractor’s Work (including acquiring materials, plant, and equipment).  The Schedule shall be in the form of a progress chart of suitable scale to indicate appropriately the percentage of Subcontractor’s Work scheduled for completion by any given date during the period.  If Subcontractor fails to submit a Schedule within the time prescribed, CH2M HILL may withhold approval of progress payments until the Subcontractor submits the required Schedule.

B.3          Subcontractor shall update the Schedule weekly and submit it to CH2M HILL.  If, in the opinion of CH2M HILL, Subcontractor falls behind the approved schedule, Subcontractor shall take steps necessary to improve its progress, including those that may be required by CH2M HILL, without additional cost to CH2M HILL.  In this circumstance, CH2M HILL may require Subcontractor to increase the number of shifts, overtime operations, days of work and/or the amount of construction plant, and to submit for approval any supplementary schedule or schedules as deemed necessary by CH2M HILL to demonstrate how the approved rate of progress will be regained.

B.4          Failure of Subcontractor to comply with the requirements of CH2M HILL under this clause shall be grounds for a determination by CH2M HILL that Subcontractor is not prosecuting Subcontractor’s Work with sufficient diligence to ensure completion within the time specified in this Subcontract.  Upon making this determination, CH2M HILL may terminate Subcontractor’s right to proceed with Subcontractor’s Work, or any separable part of it, pursuant to Article 10.1 of Exhibit D of this Subcontract

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EXHIBIT C

SUBCONTRACT PRICE SCHEDULE

C.1  Compensation

CH2M HILL shall compensate Subcontractor for satisfactory completion of Subcontractor’s Work as set forth below in accordance with the Subcontract requirements. Except as expressly indicated to the contrary, prices include all allowances; local, state, and federal sales and use taxes; any import or export duties (regardless of point of origin); contingencies; and costs of all insurance, overhead and profit

A.  For all Subcontractor’s Work other than Unit Price Work, a Lump Sum of $ 6,284,616.00

B.    For all Unit Price Work, an amount equal to the sum of the established unit price for each separately identified item of Unit Price Work times the estimated quantity of that item as indicated in this paragraph.  Estimated quantities are not guaranteed, and determinations of actual quantities and classification are to be made by CH2M HILL and Owner.

Line Item	Cost Code	Calendar days	CLIN No. and Description	Qty	UOM	Estimated Total
1	02.02.01		0001AA ASP Site Work	1	LT
2	02.02.02		0001AB Navy Type F Magazines	1	LT	$5951,531.00
3	02.02.03		0001AC Oval Arch Magazines	1	LT	$333,085.00
4	02.02.04		0001AD Drive Thru Issue Bldg & Area	1	LT
5	02.02.05		0001AE Tactical Vehicle Inspection Station	1	LT
6	02.02.06		0001 AF Shipping & Receiving/Admin Bldg	1	LT
7	02.02.07		0001AG Residue Yard & Admin Bldg	1	LT
8	02.02.08		0001AH Ammo Holding Area	1	LT
9	02.02.09		0001AJ Ammo Truck Inspection Station	1	LT
10	02.02.10		0001AK Gate Inspection Area & Entry Control Bldg	1	LT
11	02.02.11		0001AL New Entrance & Turn Lane	1	LT
12	02.02.12		0001AM Gate, Amnesty Area & Entry Bldg	1	LT
13	02.02.13		0001AN Small Arms Ammunition Warehouse	1	LT
14	02.02.14		0001AP Navy Type F Magazine Road System	1	LT
15	02.02.15		0001AQ Oval Arch Magazine Road System	1	LT
16	02.02.16		0001AR AHA to MSA Roadway	1	LT
17	02.02.17		0001AS MSA to ECP Roadway	1	LT
18	02.02.18		0001AT Shipping & Receiving to MSA Roadway	1	LT
19	02.02.19		0001AU AU Security Fence	1	LT
20	02.02.20		0001AV CCTV System	1	LT
21	02.02.21		0001AW ASP Communication Dist to ASP	1	LT
22	02.02.22		0001AX Comm. Dist from Pope to ASP	1	LT
23	02.02.23		0002AA Addition to Small Arms Warehouse	1	LT
			Firm Fixed Price all inclusive of bonds, taxes, permits, fees, overhead and profits.		LT	$6,284,616.00

A separate schedule of values will be developed which will be used to determine earned value and billing summarization to the CLIN line items. This document will be utilized by subcontractor on a monthly basis with the CH Construction Manager.

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UNIT PRICES:

ESTIMATED TOTAL OF ALL UNIT PRICES:                             ($                                              )

Additional units may be ordered based on the schedule below:

ESTIMATED TOTAL OF ALL UNIT PRICES: Items                             ($                                    )

C.2 Invoicing Instructions and Requirements:

A.           Subcontractor shall invoice CH2M HILL monthly based upon work actually completed during invoice period;

B.            Invoices shall be separately numbered and sent to  CH2M HILL at the address listed below and shall include the following information:

Bill to: CH2M HILL Constructors, Inc.

CH2M HILL Tax ID No. 84-1230545

Billing Address: P.O. Box 241329 Denver, CO 80224

CH2M HILL Contracts Representative:  Kirk Hackenberg

Project Number: 382021  Subcontract #:811843

Invoices not conforming with these instructions may be returned for correction.

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TABLE OF CONTENTS TO EXHIBIT D

GENERAL TERMS AND CONDITIONS

ARTICLE 1	NOTICES	1

ARTICLE 2	SCOPE OF WORK	1

2.1	SUBCONTRACTOR’S WORK	1
2.2	CH2M HILL’S WORK	1
2.3	CONTRACT DOCUMENTS	1
2.4	CONFLICTS	1
2.5	EXTENT OF AGREEMENT	1

ARTICLE 3	SUBCONTRACTOR’S RESPONSIBILITIES	2

3.1	LOWER TIER SUBCONTRACTORS	2
3.2	RESPONSIBILITIES	2
3.3	INCONSISTENCIES AND OMISSIONS	2
3.4	SUBMITTALS	2
3.5	TEMPORARY SERVICES	2
3.6	COORDINATION	2
3.7	SUBCONTRACTOR’S REPRESENTATIVE	2
3.8	PROVISION FOR INSPECTION TESTING	3
*3.9	CLEANUP	3
*3.10	HEALTH AND SAFETY; DRUG FREE WORKPLACE POLICY	3
*3.11	PROTECTION OF THE WORK	3
*3.12	PERMITS, FEES, LICENSE AND TAXES	4
3.13	ASSIGNMENT OF SUBCONTRACTOR’S WORK	4
*3.14	HAZARDOUS MATERIAL; MATERIAL SAFETY DATA	4
3.15	LAYOUT RESPONSIBILITIES AND LEVELS	4
*3.16	WARRANTIES AND COMPLETION	4
3.17	MATERIALS OR EQUIPMENT FURNISHED BY OTHERS	4
3.18	SUBSTITUTIONS	5
*3.19	USE OF OWNER’S OR CH2M HILL’S EQUIPMENT	5
3.20	RESERVED.	5
3.21	RESERVED.	5
*3.22	WORK FOR OTHERS	5
*3.23	PUBLICITY.	5
3.24	CH2M HILL’S RIGHT TO PERFORM	5
3.25	SYSTEMS AND EQUIPMENT STARTUP	5
*3.26	COMPLIANCE WITH LAWS	5
*3.27	ROYALTIES, PATENTS AND COPYRIGHTS	6
*3.28	LABOR RELATIONS	6
*3.29	RECORD KEEPING/AUDIT	6
3.30	AS-BUILT DOCUMENTS	6
*3.31	REUSE OF DOCUMENTS	6

ARTICLE 4	CH2M HILL’s RESPONSIBILITIES	6

4.1	CH2M HILL’S REPRESENTATIVES	6
4.2	STORAGE AREAS	6
4.3	TIMELY COMMUNICATIONS	6

ARTICLE 5	SCHEDULE OF SUBCONTRACTOR’S WORK	7

5.1	TIME OF PERFORMANCE	7
5.2	SCHEDULE OBLIGATIONS	7

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5.3	PRIORITY OF THE WORK	7
5.4	DELAY	7

ARTICLE 6	SUBCONTRACT PRICE	7

6.1	SUBCONTRACT PRICE	7
6.2	VARIATION IN ESTIMATED QUANTITIES	7

ARTICLE 7	CHANGES IN SUBCONTRACTOR’S WORK	7

7.1	SUBCONTRACT CHANGE ORDERS	7
7.2	UNKNOWN CONDITIONS	8
7.3	CLAIMS RELATING TO OWNER	8
7.4	CLAIMS RELATING TO CH2M HILL	8
7.5	ADJUSTMENTS IN SUBCONTRACT PRICE	8
7.6	SUBSTANTIATION OF ADJUSTMENT	8
7.7	OBLIGATION TO PERFORM	9
7.8	EMERGENCIES	9

ARTICLE 8	PAYMENT	9

8.1	SCHEDULE OF VALUES	9
8.2	PROGRESS PAYMENTS APPLICATION	9
8.2.1	APPLICATION	9
8.2.2	RETAINAGE	9
8.2.3	TIME OF APPLICATION	9
8.2.4	STORED MATERIALS	9
8.2.5	TIME OF PAYMENT	9
8.2.6	PAYMENT DELAY	9
8.2.7	PAYMENTS WITHHELD	10
8.3	FINAL PAYMENT APPLICATION	10
8.3.1	REQUIREMENTS	10
8.3.2	TIME OF PAYMENT	10
8.3.3	FINAL PAYMENT DELAY	11
8.3.4	WAIVER OF CLAIMS	11
8.4	CASH DISCOUNTS	11
8.5	CONTINUING OBLIGATIONS	11
8.6	PAYMENT USE RESTRICTION	11
*8.7	PAYMENT USE VERIFICATION	11
*8.8	PARTIAL LIEN WAIVERS AND AFFIDAVITS	11
8.9	SUBCONTRACTOR PAYMENT FAILURE	11
8.10	SUBCONTRACTOR ASSIGNMENT OF PAYMENTS	12
8.11	PAYMENT NOT ACCEPTANCE	12
8.12	PAYMENT IN U.S. DOLLARS	12

ARTICLE 9	INDEMNITY AND INSURANCE	12

9.1	INDEMNITY	12
9.1.1	SUBCONTRACTOR’S PERFORMANCE	12
9.1.2	NO LIMITATION ON LIABILITY	12
9.2	INSURANCE	12
*9.2.1	SUBCONTRACTOR’S INSURANCE	12

ARTICLE 10	CH2M HILL’S RIGHT TO PERFORM SUBCONTRACTOR’S RESPONSIBILITIES AND
TERMINATION OF SUBCONTRACT		13

10.1	FAILURE OF PERFORMANCE	13
10.1.1	NOTICE TO CURE	13
10.1.2	TERMINATION BY CH2M HILL	13
10.1.3	USE OF SUBCONTRACTOR’S EQUIPMENT	13
10.2	BANKRUPTCY	14

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10.2.1	TERMINATION ABSENT CURE	14
10.2.2	INTERIM REMEDIES	14
10.3	SUSPENSION BY OWNER	14
10.4	TERMINATION BY OWNER	14
10.5	CONTINGENT ASSIGNMENT OF SUBCONTRACT	14
10.6	SUSPENSION BY CH2M HILL	14
10.7	TERMINATION BY CH2M HILL FOR CONVENIENCE	15

ARTICLE 11	DISPUTE RESOLUTION	15

11.1	INITIAL DISPUTE RESOLUTION	15
11.2	AGREEMENT TO ARBITRATE	15
11.3	EXCEPTIONS	15
11.4	NOTICE OF DEMAND	16
11.5	AWARD	16
11.6	WORK CONTINUATION AND PAYMENT	16
11.7	NO LIMITATION OF RIGHTS OR REMEDIES	16
11.8	MULTIPARTY PROCEEDING	16
11.9	PARAGRAPH 11.3 CLAIMS	16
11.10	COST OF DISPUTE RESOLUTION	16

ARTICLE 12	MISCELLANEOUS PROVISIONS	17

12.1	GOVERNING LAW	17
12.2	SEVERABILITY	17
12.3	NO WAIVER OF PERFORMANCE	17
12.4	TITLES	17
HEALTH & SAFETY CONDITIONS		1

CH2M HILL AND SUBCONTRACTOR AGREE THAT THE PROVISIONS SET FORTH BELOW SHALL FORM A PART OF THE SUBCONTRACT. FAILURE TO COMPLY WITH THE PROVISIONS OF THIS EXHIBIT G MAY BE GROUNDS FOR WITHHOLDING PAYMENT TO SUBCONTRACTOR AND/OR BE A MATERIAL BREACH OF THIS SUBCONTRACT AND AN INCIDENT OF DEFAULT UNDER ARTICLE 10 OF EXHIBIT D, WHICH MAY LEAD TO TERMINATION OF THIS SUBCONTRACT BY CH2M HILL		1

*1.0 SAFETY; PROTECTION OF WORK	1

SUBCONTRACTOR SHALL AT ALL TIMES BE SOLELY RESPONSIBLE FOR ALL ASPECTS OF SAFETY IN CONNECTION WITH SUBCONTRACTOR’S WORK, INCLUDING INITIATING, MAINTAINING AND SUPERVISING ALL SAFETY PRECAUTIONS AND PLANS, EVEN IF CH2M HILL ESTABLISHES A SAFETY PROGRAM FOR THE ENTIRE PROJECT.  SUCH RESPONSIBILITY INCLUDES, WITHOUT LIMITATION, THE OBLIGATIONS SET FORTH IN THE REMAINDER OF THIS ARTICLE 1.0.  SUBCONTRACTOR SHALL PERFORM SUBCONTRACTOR’S WORK OR ENSURE THAT IT IS PERFORMED, IN A MANNER TO AVOID RISK OF INJURY TO PERSONS OR DAMAGE TO PROPERTY AND SHALL CONTINUOUSLY INSPECT SUBCONTRACTOR’S WORK, WHICH INCLUDES ALL OF SUBCONTRACTOR’S MATERIALS, EQUIPMENT AND LOWER TIER SUBCONTRACTORS, TO DISCOVER THE EXISTENCE OF ANY CONDITIONS WHICH IMPOSE A RISK OF BODILY INJURY OR DAMAGE TO PROPERTY

1

*2.0 DRUG FREE WORKPLACE	4

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EXHIBIT D

GENERAL TERMS AND CONDITIONS

ARTICLE 1           NOTICES

Notice to the parties shall be given to the designated representatives at the addresses of the designated representatives in this Subcontract.

ARTICLE 2           SCOPE OF WORK

2.1      Subcontractor’s Work

CH2M HILL contracts with Subcontractor as an independent contractor to perform the design review and all construction work necessary or incidental to complete the work for the Project in strict accordance with and reasonably inferable from the Contract Documents.  Subcontractor shall perform its work (Subcontractor’s Work) under the general direction of CH2M HILL and in accordance with the Exhibit A, Scope of Subcontractor’s Work, Exhibit B, Schedule of Subcontractor’s Work and the other Contract Documents and shall be solely responsible for its employees, lower tier subcontractors, agents and means and methods of construction.

2.2      CH2M HILL’s Work

CH2M HILL’s work is the design and construction services or remediation construction required of CH2M HILL to fulfill its obligations pursuant to the Prime Contract (the Work).  Subcontractor’s Work is a portion of the Work.

2.3      Contract Documents

The Contract Documents consist of:

1.     Subcontract Change Orders and written amendments to this Subcontract signed by both Subcontractor and CH2M HILL;

2.     This Subcontract and Exhibits to it;

3.     Specifications and addenda;

4.     Drawings;

5.     Bonds and Insurance furnished by Subcontractor

Subcontractor acknowledges that copies of these documents have been made available.  Nothing in this Subcontract shall be construed to create a contractual relationship between persons or entities other than CH2M HILL and Subcontractor.  The specifications, addenda, and drawings existing at the time of the execution of this Subcontract are set forth in Exhibit F, Other Provisions.

2.4      Conflicts

In case of any inconsistency, conflict or ambiguity among the Contract Documents, the Documents shall govern in the order in which they are listed above.

2.5      Extent of Agreement

This Subcontract is solely for the benefit of the parties and represents the entire and integrated agreement between the parties and supersedes all prior negotiations, representations, or agreements, either written or oral.

2.6      Unless otherwise indicated, the term “Day” shall mean calendar day.

2.7      “Laws” are any applicable laws, rules, regulations, ordinances, codes or orders of any and all governmental bodies, agencies, authorities and courts having jurisdiction.

ARTICLE 3           SUBCONTRACTOR’S RESPONSIBILITIES

3.1      Lower Tier Subcontractors

Subcontractor will bind all lower tier subcontractors to the articles of this Subcontract indicated by an asterisk (*) before the paragraph number.

3.2      Responsibilities

Subcontractor shall furnish all of the labor, materials, equipment, and services, including but not limited to, competent supervision, shop drawings, samples, tools, and temporary appurtenances as are necessary for the proper performance of Subcontractor’s Work in strict accordance with and reasonably inferable from the Contract Documents.

Subcontractor shall provide a list of proposed lower tier subcontractors and major suppliers to CH2M HILL for approval, and shall be responsible for taking field dimensions, providing tests, obtaining required permits and affidavits, ordering of materials and all other actions as required to meet the Schedule of Subcontractor’s Work.

3.3      Inconsistencies and Omissions

Should inconsistencies or omissions appear in the Contract Documents, it shall be the duty of Subcontractor to notify CH2M HILL in writing within three (3) working days of discovery by Subcontractor.  Upon receipt of notice, CH2M HILL shall instruct Subcontractor as to the measures to be taken, and Subcontractor shall comply with CH2M HILL’s instructions.

3.4      Submittals

Subcontractor shall be responsible to CH2M HILL for the accuracy and conformity with the Contract Documents of shop drawings, samples and other submittals that pertain to Subcontractor’s Work.  Approval of submittals by CH2M HILL shall not be deemed to authorize deviations or substitutions from the requirements of the Contract Documents.

3.5      Temporary Services

Subcontractor shall furnish all temporary services, offices, storage facilities and security except those services, if any, set forth in Exhibit F, “Other Provisions” to be furnished by CH2M HILL.

3.6      Coordination

Subcontractor shall:

1.     cooperate with CH2M HILL and all others whose work may interfere with Subcontractor’s Work;

2.     specifically note and immediately advise CH2M HILL of any such interference with Subcontractor’s Work; and

3.     participate in the preparation of coordination drawings and work schedules in areas of congestion.

3.7      Subcontractor’s Representative

Subcontractor’s Representative is designated in the Subcontract and is agreed to by CH2M HILL.  This representative shall be the only person to whom CH2M HILL shall issue instructions, orders or directions, except in an emergency.  Subcontractor shall notify CH2M HILL in writing if it intends to change its representative which shall be subject to CH2M HILL’s approval.

3.8      Provision for Inspection Testing

3.8.1       Subcontractor shall notify CH2M HILL when portions of Subcontractor’s Work are ready for testing or inspection.  Subcontractor shall at all times furnish CH2M HILL and its representatives with adequate facilities for inspecting or testing Subcontractor’s Work and materials at the site or any place where materials under this Subcontract may be in the course of preparation, process, manufacture or treatment.  Subcontractor shall furnish to CH2M HILL, in such detail and as often as required, full reports of the progress of Subcontractor’s Work irrespective of its location.

3.8.2       Unless otherwise provided in the Subcontract, testing of the materials or the Subcontractor’s Work shall be performed by Subcontractor at its expense and in accordance with the requirements of the Contract Documents.  Except as provided in the following paragraph, additional testing desired by CH2M HILL shall be performed at CH2M HILL’s expense.  Subcontractor shall furnish sample, results and certifications as requested.

3.8.3       Any Subcontractor’s Work covered prior to any required test or inspection shall be uncovered and replaced at Subcontractor’s expense.  If, in any other circumstance, CH2M HILL considers it necessary to observe or test any covered Subcontractor’s Work, Subcontractor shall uncover the Work at CH2M HILL’s expense.  If Subcontractor’s Work is found to be defective or not in conformance with the Contract Documents, Subcontractor shall be responsible for all costs and losses associated with discovering, observing testing and satisfactory replacement of defective Subcontractor’s Work, including, without limitation, engineer and attorney fees and costs of replacement by others.

3.8.4       CH2M HILL will notify Subcontractor in writing if any of Subcontractor’s Work is found to be defective or not in conformance with the Contract Documents.  Subcontractor shall, at its expense, immediately remove and replace such defective Work.  Failure of CH2M HILL to discover defective Subcontractor’s Work shall not relieve Subcontractor of its obligations under this Subcontract nor prejudice the right of CH2M HILL to reject or require correction of defective Subcontractor’s Work in the future.

*3.9    Cleanup

Subcontractor shall at all times keep the Project site in a neat, clean and safe condition and shall conduct its operations in such a way as to minimize impact upon the natural environment.  Upon the completion of any portion of Subcontractor’s Work, Subcontractor shall promptly remove from the Project site all its equipment, construction plant, temporary structures and surplus materials not to be used at or near the same location during later stages of Subcontractor’s Work.  Upon completion of Subcontractor’s Work and prior to final payment, Subcontractor shall, at its expense, satisfactorily dispose of all rubbish, remove all plant, structures, equipment and materials belonging to Subcontractor and leave the Project site in a neat, clean and safe condition.  If Subcontractor fails to commence compliance with cleanup duties within twenty-four (24) hours after written notification from CH2M HILL of non-compliance, CH2M HILL may undertake necessary cleanup measures without further notice and deduct the cost from any amounts due or to become due Subcontractor.

*3.10  Health and Safety; Drug Free Workplace Policy

Before commencing Subcontractor’s Work, and as a condition of payment, Subcontractor shall provide evidence of compliance with the terms and conditions of Exhibit G, whether the performance of Subcontractor’s Work is by Subcontractor, or any of its lower tier consultants or subcontractors or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be responsible.

*3.11  Protection of the Work

Subcontractor shall take necessary precautions to properly protect Subcontractor’s Work, the work of others and adjacent property from damage caused by Subcontractor’s operations, and shall identify such precautions in the Safety Plan as appropriate.  Should Subcontractor cause damage to the Work or property of Owner, CH2M HILL or others, Subcontractor shall promptly notify CH2M HILL and shall remedy such damage to the satisfaction of CH2M HILL, or CH2M HILL may remedy the damage and deduct its cost from any amounts due or to become due Subcontractor, unless such costs are recovered under applicable property insurance.

*3.12  Permits, Fees, License and Taxes

Subcontractor shall give timely notices to authorities pertaining to Subcontractor’s Work, and shall be responsible for all permits, fees, licenses, assessments, inspections, testing and taxes necessary to complete Subcontractor’s Work in accordance with the Contract Documents.  Subcontractor shall deliver required licenses, certificates of inspection, testing or approval to CH2M HILL.  To the extent reimbursement is obtained by CH2M HILL from Owner under the Contract Documents, Subcontractor shall be compensated for additional costs resulting from taxes enacted after the date of this Subcontract.

3.13    Assignment of Subcontractor’s Work

Subcontractor shall not assign the whole nor any part of Subcontractor’s Work without prior written approval of CH2M HILL, which approval shall not be unreasonably withheld.

*3.14  Hazardous Material; Material Safety Data

3.14.1     A Hazardous Material is any substance or material identified now or in the future as hazardous under any federal, state or local law or regulation, or any other substance or material which may be considered hazardous or otherwise subject to statutory or regulatory requirements governing handling, disposal and/or clean-up.  To the extent that CH2M HILL has obligations under the Contract Documents or by law regarding such materials within the scope of Subcontractor’s Work, Subcontractor shall have the same obligations.

3.14.2     As soon as practicable after execution of this Subcontract, Subcontractor will submit to CH2M HILL Material Safety Data (“MSD”) sheets as required by law pertaining to materials or substances used or consumed in the performance of Subcontractor’s Work and will, in any event, furnish an appropriate MSD before bringing any such material or substance to the Project site.  If such materials or substances are part of any item requiring a shop drawing or other submittal, the MSD will accompany the submittal.

3.15    Layout Responsibilities and Levels

Subcontractor shall be responsible for laying out Subcontractor’s Work, shall protect and preserve the established reference points and shall make no changes or relocations without the prior written approval of CH2M HILL.  Subcontractor shall report to CH2M HILL whenever any reference point is lost or destroyed or requires relocation because of necessary changes in grades or locations, and shall be responsible for the accurate replacement or relocation of such reference points.  Subcontractor’s Work shall be executed in accordance with the locations, lines and grades specified or shown on the drawings, subject to such modifications as CH2M HILL may require.

*3.16  Warranties and Completion

Subcontractor warrants that all materials and equipment furnished under this Subcontract will be new, unless otherwise specified, and will be of good quality, in conformance with the Contract Documents, and free from defective workmanship and materials.  Warranties shall commence on the date of Substantial Completion of the Work or a designated portion thereof.  Subcontractor agrees to correct all Subcontractor’s Work performed under this Subcontract which proves to be defective in workmanship or materials within a period of one year from the date of Substantial Completion of the Work or for a longer period of time as may be required by specific warranties in the Contract Documents.  Substantial Completion of the Work, or a designated portion, occurs on the date when construction is sufficiently complete in accordance with the Contract Documents so that Owner can occupy or utilize the Project, or a designated portion, for the use for which it is intended.

3.17    Materials or Equipment Furnished by Others

In the event the scope of Subcontractor’s Work includes installation of materials or equipment furnished by CH2M HILL or others, it shall be the responsibility of Subcontractor to exercise proper care in handling, storing and installing such items.  Subcontractor shall examine the items provided and report to CH2M HILL in writing any items it may discover that do not conform to requirements of the Contract Documents.  Subcontractor shall not proceed to install nonconforming items without further instructions from CH2M HILL.  Loss or damage due to acts or omissions of Subcontractor shall be deducted from any amounts due or to become due Subcontractor.

3.18    Substitutions

No substitutions shall be made in Subcontractor’s Work unless permitted in the Contract Documents, and only then upon Subcontractor first receiving written approval from CH2M HILL of Subcontractor’s recommendation for substitutions.  Subcontractor shall hold CH2M HILL harmless from costs or liabilities incurred as a result of such substitutions, whether or not Subcontractor has obtained approval.

*3.19  Use of OWNER’s or CH2M HILL’s Equipment

Subcontractor, its agents, employees, subcontractors or suppliers shall not use Owner’s or CH2M HILL’s equipment without the express written permission of CH2M HILL’s Designated Technical Representative.  If Subcontractor or any of its agents, employees, subcontractors or suppliers utilize any of Owner’s or CH2M HILL’s equipment, including machinery, tools, scaffolding, hoists, lifts or similar items owned, leased or under the control of CH2M HILL or Owner, Subcontractor shall defend, indemnify and be liable to CH2M HILL and Owner as provided in Article 9 for any loss or damage (including personal injury or death) which may arise from such use.

3.20    Reserved.

3.21    Reserved.

*3.22  Work for Others

Until final completion of the Project, Subcontractor agrees not to perform any work directly for Owner or any tenants, or deal directly with Owner’s representatives in connection with the Project, unless otherwise directed in writing by CH2M HILL.

*3.23      Publicity.

Subcontractor will not disclose the nature of Subcontractor’s Work on the Project or engage in any other publicity or public media disclosures with respect to this Project without the prior written consent of CH2M HILL.

3.24    CH2M HILL’s Right to Perform

If Subcontractor fails to perform its work fully, CH2M HILL reserves the right on three (3) working days’ written notice to arrange for others to perform the remaining portion of Subcontractor’s Work and charge the cost of performing this work to Subcontractor.

3.25    Systems and Equipment Startup

As required by the Contract Documents and with the assistance of Owner’s maintenance personnel and CH2M HILL, Subcontractor shall direct the checkout and operation of systems and equipment for readiness, and assist in their initial startup and testing.

*3.26  Compliance with Laws

Subcontractor agrees to be bound by, and at its own cost comply with, all Laws applicable to Subcontractor’s Work, including but not limited to, equal employment opportunity, affirmative action, minority business enterprise, women’s business enterprise, disadvantaged business enterprise, applicable OSHA and other safety Laws and all other Laws with which CH2M HILL must comply.  Subcontractor shall be liable to CH2M HILL and Owner for all loss, cost and expense attributable to any acts of commission or omission by Subcontractor, its employees, lower tier subcontractors, suppliers and agents resulting from the failure to comply with Laws, including, but not limited to, any fines, penalties or corrective measures.

*3.27  Royalties, Patents and Copyrights

Subcontractor shall pay all royalties and license fees which may be due on the inclusion of any patented or copyrighted materials, methods or systems selected by Subcontractor and incorporated in Subcontractor’s Work.  Subcontractor shall defend, indemnify and hold CH2M HILL and Owner harmless from all suits or claims for infringement of any patent rights or copyrights arising out of such selection.  CH2M HILL agrees to defend, indemnify and hold Subcontractor harmless from any suits or claims of infringement of any patent rights or copyrights arising out of any patented or copyrighted materials, methods or systems specified by CH2M HILL or Owner.

*3.28  Labor Relations

Conditions, obligations or requirements relative to labor relations and their effect on the project if any, are set forth in Exhibit F, Other Provisions.

*3.29      Record Keeping/Audit

Subcontractor shall make available at its office at all reasonable times the records and other information and data required in support of the Subcontractor’s Work for examination, audit or reproduction until three (3) years after final payment for this Subcontract or such longer period as required by law or the provisions of Exhibit F, Other Provisions.

3.30    As-Built Documents

Subcontractor shall maintain in a safe place at the Project site one (1) record copy of all as-built documentation.  Upon completion of Subcontractor’s Work, these as-built documents shall be delivered to CH2M HILL’s Technical Representative.

*3.31  Reuse of Documents

Subcontractor shall not have any title or rights in any of the Drawings, Specifications or other documents (or any copies, including electronic copies thereof) prepared by or bearing the seal of CH2M HILL or any of its consultants and shall not reuse any of such documents on any other project without the written consent of CH2M HILL.  This paragraph shall survive any termination of this Subcontract.

ARTICLE 4           CH2M HILL’s RESPONSIBILITIES

4.1      CH2M HILL’s Representatives

CH2M HILL’s Technical and Contracts Representatives, designated in the Subcontract, shall be the only persons Subcontractor shall look to for instructions, orders and/or directions, except in an emergency.

4.2      Storage Areas

CH2M HILL shall allocate adequate storage areas, if available, for Subcontractor’s materials and equipment during the course of Subcontractor’s Work.  Subcontractor shall have sole responsibility for the allocated storage and for anything stored there.

4.3      Timely Communications

CH2M HILL shall transmit to Subcontractor, with reasonable promptness, all submittals, transmittals, and written approvals relative to Subcontractor’s Work.

ARTICLE 5           SCHEDULE OF SUBCONTRACTOR’S WORK

5.1      Time of Performance

Time of performance is of great importance to both parties, and they mutually agree to see to the performance of their respective work and the work of their subcontractors so that the entire Project may be completed in accordance with the Contract Documents and the Schedule of Subcontractor’s Work as set forth in Exhibit B.

5.2      Schedule Obligations

Both CH2M HILL and Subcontractor shall be bound by the Schedule of Subcontractor’s Work.  Subcontractor shall provide CH2M HILL with any requested scheduling information for Subcontractor’s Work.  Subcontractor recognizes that changes will be made in the Schedule of Subcontractor’s Work and agrees to comply with such changes.  The Schedule of Subcontractor’s Work and all subsequent changes shall be submitted to Subcontractor in advance of the required performance.

5.3      Priority of the Work

CH2M HILL shall have the right to decide the time, order and priority in which the various portions of the Work shall be performed and all other matters relative to the timely and orderly conduct of Subcontractor’s Work.  Subcontractor shall commence work on the date designated in Exhibit B, Schedule of Subcontractor’s Work, and if interrupted for any reason, Subcontractor shall resume work within two (2) working days from CH2M HILL’s notice to do so.

5.4      Delay

If the progress of Subcontractor’s Work is substantially delayed without the fault or responsibility of Subcontractor, then the time for Subcontractor’s Work shall be extended by Subcontract Change Order to the extent obtained by CH2M HILL under the Contract Documents, and the Schedule of Work shall be revised accordingly.  It shall be a condition precedent to any right of Subcontractor to recover any damages for delay that CH2M HILL first recover such damages from Owner, or other person or entity liable for the delay.  The amount that Subcontractor may recover from CH2M HILL shall be limited to the amount actually recovered by CH2M HILL on behalf of Subcontractor.

ARTICLE 6           SUBCONTRACT PRICE

6.1      Subcontract Price

CH2M HILL agrees to pay to Subcontractor for the satisfactory performance of Subcontractor’s Work the amount specified in Exhibit C, Subcontract Price Schedule, subject to additions or deductions as provided in Article 7.  Any applicable alternates and unit prices are set forth in Exhibit C.

6.2      Variation in Estimated Quantities

CH2M HILL or Subcontractor may make a claim for an adjustment in the Subcontract Price pursuant to Article 7 if an item of Subcontractor’s Work differs from the estimated quantity of such item indicated in CH2M HILL’s Request for Proposal or similar documentation by more than the percentage indicated in the Prime Contract.  The extent of the adjustment shall not, in any case, exceed that which is granted to CH2M HILL by Owner.

ARTICLE 7           CHANGES IN SUBCONTRACTOR’S WORK

7.1      Subcontract Change Orders

When CH2M HILL orders in writing, Subcontractor, without nullifying this Subcontract, shall make any and all changes in Subcontractor’s Work which are within the general scope of this Subcontract.  Any adjustment in the Subcontract Price or Schedule of Subcontractor’s Work shall be set forth in a Subcontract Change Order.  No adjustments shall be made for any changes performed by Subcontractor that have not been ordered by CH2M HILL.  A Subcontract Change Order is a written instrument prepared by CH2M HILL and signed by Subcontractor stating their agreement upon the change in Subcontractor’s Work.

7.2      Unknown Conditions

If in the performance of Subcontractor’s Work, Subcontractor finds latent, concealed or subsurface physical conditions which differ from the conditions Subcontractor reasonably anticipated, or if physical conditions are materially different from those normally encountered and generally recognized as inherent in the kind of work provided for in this Subcontract, then the Subcontract Price and/or the Schedule of Subcontractor’s Work shall be equitably adjusted by a Subcontract Change Order within a reasonable time after the conditions are first observed.  The adjustment which Subcontractor may receive shall be limited to the adjustment that CH2M HILL receives from Owner on behalf of Subcontractor.

7.3      Claims Relating to Owner

Subcontractor agrees to make all claims for which Owner is or may be liable in the manner and within the time limits provided in the Contract Documents for like claims by CH2M HILL upon Owner and, in any event, in sufficient time for CH2M HILL to make such claims against Owner in accordance with the Contract Documents Such claims are subject to the requirements and limitations of Paragraph 11.9 of this Subcontract (“Paragraph 11.3 Claims”).  If no time limit is provided elsewhere in the Contract Documents, Subcontractor shall notify CH2M HILL of its claim for adjustment within five (5) days.

7.4      Claims Relating to CH2M HILL

Subcontractor shall give CH2M HILL written notice of all claims not included in Paragraph 7.3 within five (5) days of the occurrence of the event for which claim is made; otherwise, such claims shall be deemed waived.  All unresolved claims, disputes and other matters in question between CH2M HILL and Subcontractor not relating to claims included in Paragraph 7.3 shall be resolved in the manner provided in Article 11.

7.5      Adjustments in Subcontract Price

If a Subcontract Change Order requires an adjustment in the Subcontract Price, the adjustment shall be established by one of the following methods:

1.     mutual agreement on a lump sum with sufficient information to substantiate the amount;

2.     unit prices already established in the Contract Documents or, if not established by the Contract Documents, then established by mutual agreement for this adjustment; or

3.     a mutually determined cost plus a jointly acceptable allowance for overhead and profit.

7.6      Substantiation of Adjustment

1.     If Subcontractor does not respond promptly or disputes the method of adjustment, the method and the adjustment shall be determined by CH2M HILL on the basis of reasonable expenditures and savings of those performing the Subcontractor’s Work attributable to the change, including an allowance for overhead and profit as permitted by the Prime Contract.  Subcontractor shall maintain for CH2M HILL’s review and approval an appropriately itemized and substantiated accounting of the following items attributable to the Subcontract Change Order: labor costs, including Social Security, health, welfare, retirement and other fringe benefits as normally required, and state workers’ compensation insurance;

2.     costs of materials, supplies and equipment, whether incorporated in Subcontractor’s Work or consumed, including transportation costs;

3.     costs of renting machinery and equipment other than hand tools;

4.     costs of bond and insurance premiums, permit fees and taxes attributable to the change; and

5.     costs of additional supervision and field office personnel services necessitated by the change.

7.7      Obligation To Perform

Subcontractor shall not perform changes in Subcontractor’s Work until a Subcontract Change Order has been executed unless directed in writing by CH2M HILL to perform.

7.8      Emergencies

In an emergency affecting the safety of persons and/or property, Subcontractor shall act, at its discretion, to prevent threatened damage, injury or loss.  Any change in the Subcontract Price and/or the Schedule of Work on account of emergency work shall be determined as provided in this Article 7.

ARTICLE 8           PAYMENT

8.1      Schedule of Values

As a condition to payment, Subcontractor shall, upon request of CH2M HILL, provide a schedule of values satisfactory to CH2M HILL no more than fifteen (15) days from the date of execution of this Subcontract.

8.2      Progress Payments Application

8.2.1       Application

Subcontractor’s application for payment in a form acceptable to CH2M HILL shall be itemized and supported by substantiating data as required by CH2M HILL and Owner. Subcontractor’s progress payment application for Subcontractor’s Work performed in the preceding payment period shall be submitted for approval of CH2M HILL in accordance with the schedule of values if required and Subparagraphs 8.2.2, 8.2.3, and 8.2.4.  CH2M HILL shall forward to Owner without delay the approved application for payment.

8.2.2       Retainage

No retainage.

8.2.3       Time of Application

CH2M HILL shall designate the dates of each payment period.  Subcontractor shall submit progress payment applications to CH2M HILL no later than the tenth day of each payment period for Subcontractor’s Work performed up to and including the last day of the preceding payment period indicating work completed and, to the extent allowed under Subparagraph 8.2.4, materials suitably stored during the preceding payment period.

8.2.4       Stored Materials

Unless otherwise provided in the Contract Documents, and if approved in advance by Owner, applications for payment may include materials and equipment not incorporated in Subcontractor’s Work but delivered to and suitably stored at the Project site or at some other location agreed upon in writing.  Approval of payment applications for such stored items on or off the site shall be conditioned upon submission by Subcontractor of bills of sale and applicable insurance or such other procedures satisfactory to Owner and CH2M HILL to establish Owner’s title to such materials and equipment, or otherwise to protect Owner’s and CH2M HILL’s interest including transportation to the Project site.

8.2.5       Time of Payment

Progress payments to Subcontractor for satisfactory performance of Subcontractor’s Work shall be made no later than 15 days after receipt by CH2M HILL of payment from Owner for Subcontractor’s Work.

8.2.6       Payment Delay

If for any reason not the fault of Subcontractor, Subcontractor does not receive a progress payment from CH2M HILL within 15 days after the date such payment is due, as defined in Subparagraph 8.2.5, then Subcontractor, upon giving an additional 15 days’ written notice to CH2M HILL, and without prejudice to and in addition to any other legal remedies, may stop Subcontractor’s Work until payment of the full amount owing to Subcontractor has been received.  To the extent obtained from Owner by CH2M HILL on Subcontractor’s behalf, the Subcontract Price shall be increased by the amount of Subcontractor’s reasonable cost of shutdown, delay, and start-up, which shall be effected by an appropriate Subcontractor Change Order.  If Subcontractor’s Work has been stopped for thirty (30) days because Subcontractor has not received progress payments Subcontractor may terminate this Subcontract upon giving CH2M HILL an additional 15 days’ written notice.

8.2.7       Payments Withheld

Should Subcontractor, its lower tier subcontractors or agents cause damage to the Project or fail to perform or otherwise be in default under the terms of this Subcontract, CH2M HILL shall have the right to withhold from any payment, or otherwise be reimbursed for, an amount sufficient to protect Owner or CH2M HILL from any loss that may result.  When the grounds for withholding payment have been removed, payment shall be made for amounts withheld because of them.

8.3      Final Payment Application

Upon acceptance of Subcontractor’s Work by Owner and CH2M HILL and receipt from Subcontractor of evidence of fulfillment of Subcontractor’s obligations in accordance with the Contract Documents and Subparagraph 8.3.2, CH2M HILL shall forward Subcontractor’s application for final payment without delay.  All estimated quantities for which partial payments have been made are subject to review and correction on the final application.

8.3.1    Requirements

Before CH2M HILL shall be required to forward Subcontractor’s application for final payment to Owner, Subcontractor shall submit to CH2M HILL:

1.     an affidavit that all payrolls, bills for materials and equipment, and other indebtedness connected with Subcontractor’s Work for which Owner or its property or CH2M HILL or CH2M HILL’s surety might in any way be liable, have been paid or otherwise satisfied and, to the extent they have not been earlier submitted, lien waivers (or conditional waivers, as appropriate) executed by Subcontractor and by all lower tier subcontractors and suppliers who have supplied labor, equipment or major materials for the completed Subcontractor’s Work;

2.     consent of surety to final payment, if required;

3.     satisfaction of required close-out procedures;

4.     certification that insurance required by the Contract Documents to remain in effect beyond final payment pursuant to Subparagraph 9.2.1 is in effect and will not be canceled or allowed to expire without at least thirty (30) days’ written notice to CH2M HILL unless a longer period is stipulated in this Subcontract;

5.     other data, if required by CH2M HILL or Owner, such as receipts, releases, and waivers of liens to the extent and in such form as may be designated by CH2M HILL or Owner;

6.     written warranties and equipment manuals; and

7.     as-built drawings

8.3.2    Time of Payment

Final payment of the balance due of the Subcontract Price shall be made to Subcontractor:

1.     upon receipt of Owner’s waiver of all claims related to Subcontractor’s Work except for unsettled liens, unknown defective work, and non-compliance with the Contact Documents or warranties; and

2.     within 15 days after receipt by CH2M HILL of final payment from Owner for such Subcontractor’s Work.

8.3.3    Final Payment Delay

If Owner or its designated agent does not issue a certificate for final payment or CH2M HILL does not receive such payment for any cause that is not the fault of Subcontractor, CH2M HILL shall promptly inform Subcontractor in writing.  CH2M HILL shall also diligently pursue, with the assistance of Subcontractor, the prompt release by Owner of the final payment due for Subcontractor’s Work.  At Subcontractor’s request and expense, to the extent agreed upon in writing, CH2M HILL shall institute reasonable legal remedies to mitigate the damages and pursue payment of Subcontractor’s final payment including interest.

8.3.4    Waiver of Claims

Final payment shall constitute a waiver of all claims by Subcontractor relating to Subcontractor’s Work, but shall in no way relieve Subcontractor of liability for the obligations assumed under Paragraph 3.16, or for faulty or defective work discovered after final payment.

8.4      Cash Discounts

Discounts for early payment of Subcontractor’s invoice, if provided for in 8.2.5 above, will apply from the date a correct, properly supported payment application is received by CH2M HILL.

8.5      Continuing Obligations

Provided CH2M HILL is making payments on or has made payments to Subcontractor in accordance with the terms of this Subcontract, Subcontractor shall reimburse CH2M HILL for any costs and expenses for any claim, obligation or lien asserted before or after final payment is made that arises from the performance of Subcontractor’s Work.  Subcontractor shall reimburse CH2M HILL for costs and expenses including attorney’s fees and costs and expenses incurred by CH2M HILL in satisfying, discharging or defending against any such claims, obligation or lien including any action brought or judgment recovered.

8.6      Payment Use Restriction

Payment received by Subcontractor shall be used to satisfy the indebtedness owed by Subcontractor to any person furnishing labor or materials for use in performing Subcontractor’s Work before it is used in any other manner.

*8.7    Payment Use Verification

CH2M HILL shall have the right at all times to contact Subcontractor’s lower tier subcontractors and suppliers to ensure that they are being paid promptly by Subcontractor for labor or materials furnished for use in performing Subcontractor’s Work.

*8.8    Partial Lien Waivers and Affidavits

As a prerequisite for release of retainage and, as CH2M HILL may at any time and from time to time require, for progress payments, Subcontractor shall provide, in a form satisfactory to Owner and CH2M HILL, partial lien or claim waivers and affidavits from Subcontractor and its lower tier subcontractors and suppliers for the completed Subcontractor’s Work.

8.9      Subcontractor Payment Failure

Upon payment by CH2M HILL, Subcontractor shall promptly pay its lower tier subcontractors and suppliers the amounts to which they are entitled.  In the event CH2M HILL has reason to believe that labor, material or other obligations incurred in the performance of Subcontractor’s Work are not being paid, CH2M HILL may give written notice of a potential claim or lien to Subcontractor and may take any steps deemed necessary to assure that progress payments are utilized to pay such obligations, including but not limited to the issuance of joint checks.  If upon receipt of notice, Subcontractor does not (a) supply evidence to the satisfaction of CH2M HILL that the moneys owing have been paid; or (b) post a bond indemnifying Owner, CH2M HILL, CH2M HILL’s surety, if any, and the premises from a claim or lien, then CH2M HILL shall have the right to withhold from any payments due or to become due to Subcontractor a reasonable amount to protect CH2M HILL from any and all loss, damage or expense including attorney’s fees that may arise out of or relate to any such claim or lien.

8.10    Subcontractor Assignment of Payments

Subcontractor shall not assign any moneys due or to become due under this Subcontract, without the written consent of CH2M HILL, unless the assignment is intended to create a new security interest within the scope of Article 9 of the Uniform Commercial Code.  Should Subcontractor assign all or any part of any moneys due or to become due under this Subcontract to create a new security interest or for any other purpose, the instrument of assignment shall contain a clause to the effect that the assignee’s right in and to any money due or to become due to Subcontractor shall be subject to the claims of all persons, firms and corporations for services rendered or materials supplied for the performance of Subcontractor’s Work.

8.11    Payment Not Acceptance

Payment to Subcontractor does not constitute or imply acceptance of any portion of Subcontractor’s Work.

8.12    Payment in U.S. Dollars

All payment to Subcontractor shall be made in United States Dollars unless otherwise indicated within this Subcontract.

ARTICLE 9           INDEMNITY AND INSURANCE

9.1      Indemnity

9.1.1       Subcontractor’s Performance

CH2M HILL, Owner, and CH2M HILL Joint Venture (if established and party to this agreement), and the individual parties of such a Joint Venture are herein identified as “the Indemnified Parties.”

To the fullest extent permitted by law, Subcontractor shall defend, indemnify and hold harmless the Indemnified Parties and their officers, directors,  subsidiaries, affiliates, agents, employees and other subcontractors,  from and against all claims, damages, loss and expenses, including but not limited to attorneys’ fees, costs and expenses arising out of or resulting from the performance of Subcontractor’s Work, provided that any such claim, damage, loss, or expense is attributable to bodily injury, sickness, disease, or death, or to injury to or destruction of tangible property (other than the Work itself) including resulting loss of use), caused in whole or in part by any act or omission of Subcontractor or anyone directly or indirectly employed by Subcontractor or for anyone for whose acts Subcontractor may be liable, regardless of whether it is caused in part by an indemnified party.  Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this Article 9.1.1.

9.1.2       No Limitation on Liability

In any and all claims against any of the Indemnified Parties by any employee of Subcontractor, anyone directly or indirectly employed by Subcontractor or anyone for whose acts Subcontractor may be liable, the indemnification obligation shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.

9.2      Insurance

*9.2.1     Subcontractor’s Insurance

Before commencing Subcontractor’s Work, and as a condition of payment, Subcontractor shall purchase and maintain insurance in accordance with Exhibit E that will protect it from the claims arising out of its operations under this Subcontract, whether the operations are by Subcontractor, or any of its lower tier consultants or subcontractors or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable.  The Indemnified Parties shall be named as additionally insured.

ARTICLE 10

CH2M HILL’S RIGHT TO PERFORM SUBCONTRACTOR’S RESPONSIBILITIES AND TERMINATION OF SUBCONTRACT

10.1    Failure of Performance

10.1.1     Notice to Cure

If Subcontractor refuses or fails to supply enough properly skilled workers, proper materials, or maintain the Schedule of Subcontractor’s Work, or fails to make prompt payment to its workers, lower tier subcontractors or suppliers, or disregards Laws, ordinances, rules, regulations or orders of any public authority having jurisdiction, or otherwise is guilty of a material breach of a provision of this Subcontract, Subcontractor shall be deemed in default of this Subcontract.  If Subcontractor fails within three (3) working days after written notification to commence and continue satisfactory correction of the default with diligence and promptness, then CH2M HILL, without prejudice to any other rights or remedies, shall have the right to any or all of the following remedies:

1.     supply workers, materials, equipment and facilities as CH2M HILL deems necessary for the completion of Subcontractor’s Work or any part which Subcontractor has failed to complete or perform after written notification, and charge the cost, including reasonable overhead, profit, attorneys’ fees, costs and expenses to Subcontractor;

2.     contract with one or more additional contractors to perform such part of Subcontractor’s Work as CH2M HILL determines will provide the most expeditious completion of Subcontractor’s Work, and charge the cost to Subcontractor as provided under Clause 10.1.1.1; and/or

3.     withhold any payments due Subcontractor pending corrective action in amounts sufficient to cover losses and compel performance to the extent required by and to the satisfaction of CH2M HILL.

In the event of an emergency affecting the safety of persons or property, CH2M HILL may proceed as above without notice.

10.1.2     Termination by CH2M HILL

If Subcontractor fails to commence and satisfactorily continue correction of a default within three (3) working days after written notification issued under Subparagraph 10.1.1, then CH2M HILL may, in lieu of or in addition to Subparagraph 10.1.1, issue a second written notification, to Subcontractor and its surety, if any.  Such notice shall state that if Subcontractor fails to commence and continue correction of a default within seven (7) working days of the written notification, this Subcontract will be deemed terminated. CH2M HILL also may furnish those materials, equipment and/or employ such workers or lower tier subcontractors as CH2M HILL deems necessary to maintain the orderly progress of the Work.  All costs incurred by CH2M HILL in performing Subcontractor’s Work, including reasonable overhead, profit and attorney’s fees, costs and expenses, shall be deducted from any moneys due or to become due Subcontractor.  Subcontractor shall be liable for the payment of any amount by which such expense may exceed the unpaid balance of the Subcontract Price.

10.1.3     Use of Subcontractor’s Equipment

If CH2M HILL performs Subcontractor’s Work under this Article, either directly or through other subcontractors, CH2M HILL or other subcontractors shall have the right to take and use any materials, implements, equipment, appliances or tools furnished by, or belonging to Subcontractor and located at the Project site.

10.2    Bankruptcy

10.2.1     Termination Absent Cure

If Subcontractor files a petition under the Bankruptcy Code, this Subcontract shall terminate if Subcontractor or Subcontractor’s trustee rejects the Subcontract or, if there has been a default, Subcontractor is unable to give adequate assurance that Subcontractor will perform as required by this Subcontract or otherwise is unable to comply with the requirements for assuming this Subcontract under the applicable provisions of the Bankruptcy Code.

10.2.2     Interim Remedies

If Subcontractor is not performing in accordance with the Schedule of Subcontractor’s Work at the time a petition in bankruptcy is filed, or at any subsequent time, CH2M HILL, while awaiting the decision of Subcontractor or its trustee to reject or to assume this Subcontract and provide adequate assurance of its ability to perform, may avail itself of such remedies under this Article as are reasonably necessary to maintain the Schedule of Subcontractor’s Work.  CH2M HILL may offset against any sums due or to become due Subcontractor all costs incurred in pursuing any of the remedies provided including, but not limited to, reasonable overhead, profit and attorney’s fees.  Subcontractor shall be liable for the payment of any amount by which costs incurred may exceed the unpaid balance of the Subcontract Price.

10.3    Suspension by Owner

Should Owner suspend its Prime Contract with CH2M HILL or any part which includes Subcontractor’s Work, CH2M HILL shall notify Subcontractor in writing and upon receiving notification Subcontractor shall immediately suspend Subcontractor’s Work.  In the event of Owner suspension, CH2M HILL’s liability to Subcontractor shall be limited to the extent of CH2M HILL’s recovery on Subcontractor’s behalf under the Contract Documents.

10.4    Termination by Owner

Should Owner terminate its Prime Contract with CH2M HILL or any part which includes Subcontractor’s Work, CH2M HILL shall notify Subcontractor in writing and upon written notification, this Subcontract shall be terminated and Subcontractor shall immediately stop Subcontractor’s Work, follow all of CH2M HILL’s instructions, and mitigate all costs.  In the event of Owner termination, CH2M HILL’s liability to Subcontractor shall be limited to the extent of CH2M HILL’s recovery on Subcontractor’s behalf under the Contract Documents.

10.5    Contingent Assignment of Subcontract

CH2M HILL’s contingent assignment of this Subcontract to Owner, if provided in the Prime Contract, is effective when Owner has terminated the Prime Contract for cause and has accepted the assignment by notifying Subcontractor in writing.  This contingent assignment is subject to the prior rights of a surety that may be obligated under CH2M HILL’s bond, if any.  Subcontractor consents to such assignment and agrees to be bound to the assignee by the terms of this Subcontract.

10.6    Suspension by CH2M HILL

CH2M HILL may order Subcontractor in writing to suspend all or any part of Subcontractor’s Work for such period of time as may be determined to be appropriate for the convenience of CH2M HILL.  Phased Subcontractor’s Work or interruptions of Subcontractor’s Work for short periods of time shall not be considered a suspension.  Subcontractor shall notify CH2M HILL in writing within ten (10) working days after receipt of CH2M HILL’s order of the effect of such order upon Subcontractor’s Work.  To the extent allowed CH2M HILL under the Prime Contract, the Subcontract Price or Schedule of Subcontractor’s Work shall be adjusted by Subcontract Change Order for any increase in the time or cost of performance of this Subcontract caused by such suspension.  No claim under this Article shall be allowed for any costs incurred more than ten (10) working days prior to Subcontractor’s notice to CH2M HILL.  Neither the Subcontract Price nor the Schedule of Subcontractor’s Work shall be adjusted for any suspension, to the extent that performance would have been suspended, due in whole or in part to the fault or negligence of Subcontractor or by a cause for which Subcontractor would have been responsible.  The Subcontract Price shall not be adjusted for any suspension to the extent that performance would have been suspended by a cause for which Subcontractor would have been entitled only to a time extension under this Subcontract.

10.7    Termination by CH2M HILL for Convenience

Upon written notice to Subcontractor, CH2M HILL may, without cause and without prejudice to any of its other rights or remedies, elect to terminate the Subcontract.  Subcontractor shall immediately discontinue Subcontractor’s Work.  Subcontractor shall be paid for:

1.     all amounts due and not previously paid to Subcontractor for Subcontractor’s Work completed in accordance with the Contractor Documents prior to such notice;

2.     expenses sustained prior receipt of the notice or the effective date of termination, whichever is later,  in performing services or furnishing labor, materials or equipment in connection with uncompleted Subcontractor’s Work, plus fair and reasonable sums for overhead and profit; and

3.     reasonable costs incurred in settling and paying claims arising out the termination of lower tier subcontracts and purchase orders and in demobilization.

ARTICLE 11        DISPUTE RESOLUTION

11.1    Initial Dispute Resolution

If a dispute arises out of or relates to this Subcontract, or its breach, the parties shall endeavor to settle the dispute first through direct discussions.  If the dispute cannot be settled through direct discussions, the parties shall submit the dispute to mutually acceptable mediator experienced in review of construction contracts before resorting to arbitration.  Issues to be mediated are subject to the exceptions in Paragraph 11.3 for arbitration.  The location of the mediation shall be the location of the Project.  Once one party files a request for mediation with the other party and with the mediator, the parties agree to conclude such mediation within sixty (60) days of filing the request.

11.2    Agreement to Arbitrate

Any controversy or claim arising out of or relating to this Subcontract or its breach not resolved by mediation, except for claims which have been waived by the making or acceptance of final payment, and the claims described in Paragraph 11.3, shall be decided by hearing before an arbitrator acceptable to both parties.  If the parties are unable to agree on a single arbitrator, each party shall appoint one arbitrator, and the appointed arbitrators shall select a third arbitrator who shall serve as chairperson of the arbitration panel.  Unless the parties mutually agree otherwise, rules comparable to the Construction Industry Arbitration Rules of the American Arbitration Association then in effect shall govern the proceedings, provided that failure of the arbitrator(s) to comply with such rules shall not invalidate the final decision by the arbitrator(s).  Notwithstanding Paragraph 12.1 below, this agreement to arbitrate shall be governed by the Federal Arbitration Act.

11.3    Exceptions

The agreement to mediate and to arbitrate shall not apply to any claim:

1.     of contribution or indemnity asserted by one party to this Subcontract against the other party and arising out of an action brought in a state or federal court or in arbitration by a person who is under no obligation to arbitrate the subject matter of such action with either of the parties hereto or does not consent to arbitration; or

2.     relating to the Owner described in Paragraph 7.3 of this Exhibit D, including defenses to claims asserted by Owner against CH2M HILL which relate to Subcontractor’s Work.  (“Paragraph 11.3 Claims”).

Any question as to arbitrability shall be decided by the appropriate court and not by arbitration.

11.4    Notice of Demand

A written demand for arbitration shall be filed with the other party to this Subcontract within a reasonable time after the dispute or claim has arisen, but in no event after the applicable statute of limitations for a legal or equitable proceeding would have run.

11.5    Award

The arbitration award shall be final.  Judgment upon the award may be confirmed in any court having jurisdiction.

11.6    Work Continuation and Payment

Unless otherwise agreed in writing, Subcontractor shall continue Subcontractor’s Work and maintain the Schedule of Work during any arbitration proceedings.  If Subcontractor continues to perform, CH2M HILL shall continue to make payments in accordance with this Subcontract.

11.7    No limitation of Rights or Remedies

Nothing in this Article shall limit any rights or remedies not expressly waived by Subcontractor which Subcontractor may have under lien laws or payment bonds.

11.8    Multiparty Proceeding

The parties agree that all parties necessary to resolve a claim shall be parties to the same arbitration proceeding.  Appropriate provisions shall be included in all other contracts relating to the Project to provide for the consolidation of arbitrations.

11.9    Paragraph 11.3 Claims

1.     CH2M HILL shall fully cooperate with the Subcontractor and sponsor Paragraph 11.3 Claims against Owner in its own name on behalf of Subcontractor through the dispute resolution process in accordance with the terms of the Contract Documents, including without limitation, venue and choice of law provisions.  Subcontractor’s recovery from Owner for such claims shall be limited to such sums and time as may be determined due exclusively through recourse to the dispute resolution provisions of the Contract Documents.

2.     Subcontractor shall:  (a) provide notice to CH2M HILL as required by Paragraph 7.3 of this Exhibit D; (b) provide supporting documentation, cost data and certifications reasonably required to establish entitlement and to quantify any such claim at such times and in such format as may be required by the Contract Documents; (c) timely provide all information, pleadings, documents, access to witnesses, etc., necessary to fulfill all terms of the dispute resolution provisions of the Contract Documents (d) underwrite the costs, including attorney fees, associated with the prosecution of such claims.

3.     CH2M HILL shall present all timely-received Subcontractor notices of claim and supporting documents to the Owner within the time frames required by the Contract Documents.  CH2M HILL shall fully sponsor such claims throughout the disputes process and shall take all steps necessary to protect Subcontractor’s right to proceed through the claims process.  PROVIDED HOWEVER, CH2M HILL shall have no obligation to present to Owner Subcontractor claims which CH2M HILL determines, in good faith, are false or fraudulent.  CH2M HILL may, at its exclusive option, assign its right to prosecute Subcontractor’s claim to Subcontractor to the extent such assignment is permitted under the Prime Contract.  Subcontractor agrees to be bound by any settlements which CH2M HILL may make in good faith.

11.10  Cost of Dispute Resolution

The prevailing party in any dispute arising out of or relating to this Subcontract or its breach that is resolved by arbitration or litigation shall be entitled to recover from the other party reasonable attorney’s fees, costs and expenses incurred by the prevailing party in connection with such arbitration or litigation.

ARTICLE 12        MISCELLANEOUS PROVISIONS

12.1    Governing Law

This Subcontract shall be governed by the law of the jurisdiction governing the Prime Contract.

12.2    Severability

The partial or complete invalidity of any one or more provisions of this Subcontract shall not affect the validity or continuing force and effect of any other provision.

12.3    No Waiver of Performance

The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Subcontract, or to exercise any of its rights, shall not be construed as a waiver or relinquishment of term, covenant, condition or right with respect to further performance.

12.4    Titles

The titles given to the Articles of this Subcontract are for ease of reference only and shall not be relied upon or cited for any other purpose.

*12.5  Environmental Responsibility

CH2M HILL promotes the Subcontractor’s endorsement of, commitment to, and improvement toward, services, products, processes, and business practices that are protective of the natural environment.  Subcontractor shall provide documentation of such if requested by CH2M HILL.

EXHIBIT E

INSURANCE AND/OR BONDING PROVISIONS

A.    Minimum Limits of Liability; Primary Coverage

*1.

Before commencing Subcontractor’s Work and as a condition of payment, Subcontractor shall purchase and maintain insurance that will protect it from the claims arising out of its operations under this subcontract, whether the Work or operations are by Subcontractor, or any of its consultants or subcontractors or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable. This insurance shall have at least the following minimum limits of liability and coverage in companies with an AM Best company rating of “A” or higher. All insurance shall be primary and non-contributory coverage to the Indemnified Parties as defined in Exhibit D, Article 9.1.1.

1.1	Workers’ Compensation		Statutory

1.2	Employer’s Liability

	a.	Bodily Injury by Accident	$5,000,000 each accident

	b.	Bodily Injury by Disease	$5,000,000 policy limit

	c.	Bodily Injury by Disease	$5,000,000 each employee

1.3	Commercial General Liability Insurance (including XC&U, Products/Completed Operations and Contractual Liability specifically insuring the indemnity provisions of this Subcontract)

	a.	Each Occurrence Limit	$5,000,000

	b.	General Aggregate	$5,000,000

	c.	Products/Completed Operations Aggregate	$5,000,000

	d.	Personal and Advertising Injury Limit	$5,000,000

1.4	Commercial Automobile Liability Insurance

	a.	Combined Single Limit Bodily Injury and Property Damage Each Occurrence	$1,000,000

		or

	b.	Bodily Injury Each Person and	$1,000,000

	c.	Property Damage Each Occurrence	$1,000,000

1.5	Contractor’s Pollution Liability

	a.	Each Claim	$1,000,000

	b.	Aggregate	$1,000,000

1

*2.  Additional Insureds and Certificates of Insurance

Policies under Paragraphs 1.3, 1.4 and 1.5 shall list the Indemnified Parties as defined in Exhibit D, Article 9.1.1as additional insureds. Before commencement of the Work, Subcontractor shall provide Certificates of Insurance evidencing such insurance and limits. The Certificates of Insurance shall contain the following statement: “As evidence of insurance for Subcontract Number           , the Indemnified Parties as defined in Exhibit D, Article 9.1.1are named as an additional insured as their interest may appear to the automobile, commercial general, and contractor’s pollution liability insurance policies.  The policies shall be primary and non-contributory and include waivers of subrogation by endorsement on all policies.”

2.1   Subcontractor shall require the same insurance coverage and certificates including Additional Insured, Waivers of Subrogation and Primary and Non-Contributory wording from its lower tier subcontractors. And, if requested by CH2M HILL, will provide evidence of Certificates for each lower-tier subcontractor.  In the event Subcontractor fails to obtain or maintain any insurance coverage required under this Subcontract, CH2M HILL may purchase such coverage and charge the expense to Subcontractor, or terminate this Subcontract.

*3.  Waiver of Subrogation

3.1   Subcontractor waives all rights against the Indemnified Parties as defined in Exhibit D, Article 9.1.1and any of their respective consultants, subcontractors, and agents and employees, for injury, death, or damages caused by risks covered by insurance provided in Paragraph 1, except such rights as it may have to the insurance proceeds.

3.2   If the policies of insurance referred to in this Article require an endorsement to provide for continued coverage where there is a waiver of subrogation, the owners of such policies will cause them to be so endorsed.

4.     Number of Policies

Commercial General Liability Insurance and other insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies and by a Following Form Excess or Umbrella Liability Policy.

*5.  Cancellation, Renewal and Modification

Subcontractor shall maintain in effect all insurance coverage required under this Subcontract at Subcontractor’s sole expense and with insurance companies acceptable to CH2M HILL.  The policies shall contain a provision that coverage will not be canceled or non-renewed reduced in limits or coverage until at least thirty (30) days’ prior written notice has been given to CH2M HILL.

*6.  Continuation of Coverage

Subcontractor shall continue to carry Completed Operations liability insurance for at least two (2) years after Substantial Completion of the Work.  Subcontractor shall furnish CH2M HILL evidence of such insurance at final payment and one (1) year thereafter.

*7.  Subcontractor’s Equipment or Tools Property Insurance

Subcontractor will obtain and maintain all risk property insurance in the form of a Contractor’s Equipment or Tool Floater for the full costs of replacement at the time of any loss upon their own equipment and tools.  Subcontractor shall be responsible for all deductibles and co-insurance penalties, if any.

*8.  Builder’s Risk Property Insurance Required for the Project:  Yes ☐  No ☐

8.1           If required for the Project, Owner or CH2M HILL will obtain and maintain Builder’s Risk Property Insurance including work and materials, upon the entire project for the full replacement cost at the time of loss.  This insurance shall include as named insureds: Owner and CH2M HILL,  and as additional insureds Engineer, and subcontractors and suppliers of any tier.  The policy shall insure against direct risk of physical loss or damage including terrorism, flood or other water damage, earthquake or other earth movement, transit, off

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premises storage and damage resulting from defective design, faulty workmanship or materials. In addition business interruption, boiler & machinery, delay in opening, and testing (both hot & cold) shall be included if required by the prime contract.

8.2           Deductible for all risk perils shall not exceed $50,000 including windstorm except in coastal or restricted areas; maximum deductible for windstorm in restricted areas shall not exceed $100,000. Deductibles for flood and earthquake shall not exceed $250,000. Subcontractors and lower tier subcontractors shall be responsible for the “all risk” deductible up to $50,000 for each occurrence.

8.3           The Builder’s Risk Property Insurance shall contain provisions to the effect that in the event of payment of any loss or damage, the insurers will have no rights of recovery against any of the insureds or additional insureds. Owner and CH2M HILL, engineer, and subcontractors and suppliers of any tier waive all rights against each other and their respective officers, directors, employees and agents for all loss or damages including loss due to business interruption, loss of use or other consequential damage extending beyond direct physical loss or damage to Owner’s property or the work whether or not insured by Owner, caused by, arising out of or resulting from any of the perils covered by such insurance and any other property insurance applicable to the work during construction and after.  None of the waivers will extend to the rights of any party making such waiver may have to the proceeds of insurance held by Owner as trustee or otherwise payable under any policy issued.

8.4           Upon Subcontractor’s request, CH2M HILL shall make policies available to Subcontractor or request copies of policies from Owner before an exposure to loss may occur. Copies of any subsequent endorsements shall also be made available. CH2M HILL waives subrogation against the Subcontractor and any of its employees, agents, consultants and lower tier subcontractors for damages caused by risks covered by insurance provided in Paragraph 8

*9.          Property Insurance Loss Adjustment

9.1   Any insured loss shall be adjusted with the appropriate Indemnified Party as defined in Exhibit D, Article 9.1.1 s and made payable to the appropriate Indemnified Party as trustee for the insureds, as their interests may appear, subject to any applicable mortgagee clause.

9.2   Upon the occurrence of an insured loss, monies received by CH2M HILL shall be distributed to subcontractors in accordance with the agreement of the parties or, in the absence of such agreement, in accordance with an arbitration award pursuant to Article 11 of Exhibit D.

10.  Environmental Remediation Supplement Insurance

If EXHIBIT H – ENVIRONMENTAL REMEDIATION SUPPLEMENT is attached the following Insurance supplements the above coverages:

10.1         Transporters—Subcontractor and all lower tier subcontractors engaged in any way in handling, generating, treating, storing, transporting, hauling, disposing of Hazardous Waste or Materials, shall require by contract, that all Transporters of Hazardous Waste maintain the following insurance and limits:

(a)   Workers’ Compensation at the statutory rate;

(b)   Employers’ Liability insurance with a minimum limit of $5,000,000 each accident and in the aggregate;

(c)   Commercial General Liability insurance, including X, C & U, Products/Completed Operations and Contractual liability insurance specifically insuring the indemnity provisions of this Subcontract, with a minimum combined single limit of $5,000,000 each occurrence and in the aggregate for bodily injury and property damage; and

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(d)   Commercial Automobile Liability insurance with a MCS-90 endorsement and a minimum combined single limit of $5,000,000; and.

(e)   Contractor’s Pollution Liability Insurance in an amount of not less than $5,000,000 per claim and $5,000,0000 aggregate in lieu of the $1,000,000 limits required by Paragraph 1.5 of Exhibit E.

(f)    Transporters Auto Pollution & Remediation Legal Liability with minimum limits of $5,000,000 per claim and $5,000,000 aggregate including coverage for loss, damage and cleanup costs caused by pollution arising from cargo transported by a covered automobile and arising out of the upset, overturn, collision, loading and unloading of materials.

10.2         Additional Insureds— the Indemnified Parties as defined in Exhibit D, Article 9.1.1shall be named additional insureds on the coverage described above in Paragraphs 10.1 (c),(d), (e) and (f).  Subcontractor shall furnish Certificates of Insurance for itself and lower tier subcontractors, and Transporters, indicating the existence and extent of coverage to the Indemnified Parties as defined in Exhibit D, Article 9.1.1prior to handling, generating, treating, storing, transporting, hauling, disposing of Hazardous Waste or Materials.

B.    BONDS

Payment and Performance Bonds Required:   Yes ☒  No ☐

Simultaneously with the execution of this Subcontract, Subcontractor shall furnish performance and payment bonds in the full amount of the Subcontract Price, in a form and by a surety satisfactory to CH2M HILL.  Such bonds shall remain in effect through the warranty period specified in Article 3.16 of Exhibit D or such other period as may be specified in Exhibit F, Other Provisions. Subcontractor shall be reimbursed without retainage for the cost of the bonds simultaneously with the first progress payment.  In the event Subcontractor fails to provide the bonds promptly, CH2M HILL may terminate this Subcontract.  If performance and payment bonds are not required of Subcontractor, CH2M HILL reserves the right to require Subcontractor to provide bonds at any time prior to commencement of Subcontractor’s Work.

C.  INSURANCE SUPPLEMENT

A check mark next to the following insurance coverage(s) indicates that the item(s) is incorporated into the agreement.  The following insurance coverages and requirements modify and are in addition to the insurance provisions contained in the agreement which remain in full force and effect.  All required coverages shall be provided by an underwriter with an AM Best company rating of “A” or higher.

Aircraft Charter (Including Aerial Photography)

☐

Aviation Liability – coverage for owned and non-owned aircraft with limits of $3,000,000 per passenger/aggregate with the Indemnified Parties as defined in Exhibit D, Article 9.1.1 named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided.

☐

Hull Damage (Aircraft) – physical damage coverage with limits to the value of the aircraft shall be provided with the Indemnified Parties as defined in Exhibit D, Article 9.1.1named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided.  If the Subcontractor chooses not to provide hull damage insurance, Subcontractor shall provide the following hold harmless agreement indemnifying the Indemnified Parties for any and all claims or damages to the aircraft: “Aircraft owner waives any claim for property damage to the aircraft as against the Indemnified Parties as defined in Exhibit D, Article 9.1.1and their employees, even if caused by their negligence or breach of contract”.

Employer’s Liability and Personal Medical

☐

Defense Base Act – coverage for all employees engaged in performing work on a United States military base outside the United States, including its territories and possessions, shall be provided in the statutory amount.

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☐

Jones Act – employer’s liability coverage for all employees engaged in performing work on a navigable waterway covered by the Act shall be provided in the statutory amount. A waiver of subrogation shall be provided in favor of the Indemnified Parties as defined in Exhibit D, Article 9.1.1

☐

Longshoreman and Harbors Act – workers compensation coverage for all employees engaged in performing work on a navigable waterway covered by the Act shall be provided in the statutory amount. A waiver of subrogation shall be provided in favor of the Indemnified Parties as defined in Exhibit D, Article 9.1.1

☐

Alternate Employer’s Endorsement – coverage endorsed to the Workers’ Compensation policy and is used to provide primary workers’ compensation coverage for any employees of the Indemnified Parties as defined in Exhibit D, Article 9.1.1 who are injured because they are lent, leased or secunded to the Subcontractor.

☐	Personal Medical Policy – personal health insurance coverage evidenced shall not exclude work related injuries.

☐

Stop Gap Coverage – employer’s liability coverage in the statutory amount for monopolistic states (ND, OH, WA, WV, WY) and Puerto Rico.  A waiver of subrogation in favor of the Indemnified Parties as defined in Exhibit D, Article 9.1.1 shall be provided.

Field Activities

☐	Commercial General Liability (CGL) with the endorsements checked below:

CGL Endorsement: Lead and Asbestos Not Excluded – coverage for lead and asbestos exposure through remediation shall be provided by the Commercial General Liability Policy with minimum limits of $5,000,000 per occurrence and aggregate with the Indemnified Parties as defined in Exhibit D, Article 9.1.1named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided.

☐

CGL Endorsement: Unexploded Ordnance (UXO) – coverage for bodily injury or damages caused by ordnance and explosives (O/E) work. This insurance shall not exclude chemical or biological O/E and shall be provided by the Commercial General Liability Policy with minimum limits of $5,000,000 per occurrence and aggregate the Indemnified Parties as defined in Exhibit D, Article 9.1.1 named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided. This insurance shall be primary and non-contributory coverage as to the Indemnified Parties.

☐

Commercial Automobile Liability with MCS-90 Endorsement – coverage for hazardous waste contamination through the handling and/or transportation of hazardous waste shall be provided by the Commercial Automobile Liability Policy with minimum limits of $5,000,000 per accident with the Indemnified Parties as defined in Exhibit D, Article 9.1.1named as additional insureds.  A waiver of subrogation in favor of and the Indemnified Parties shall be provided. This insurance shall be primary and non-contributory coverage as to the Indemnified Parties. Refer to the TSPR supplement for all insurance required.

☐

Contractor’s Pollution Liability (CPL) – coverage shall be provided with minimum limits of $5,000,000 per occurrence or claims made and aggregate with the Indemnified Parties as defined in Exhibit D, Article 9.1.1named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided. This insurance shall be primary and non-contributory coverage as to the Indemnified Parties.

☐

CPL Endorsement: Unexploded Ordnance (UXO) – coverage for pollution caused by O/E work only if the exposure is present, shall be provided by the Contractor’s Pollution Liability Policy with minimum limits of $5,000,000 per occurrence or claims made and aggregate with the Indemnified Parties as defined in Exhibit D, Article 9.1.1 named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided. This insurance shall be primary and non-contributory coverage as to the Indemnified Parties.

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CPL Endorsement: Lead and Asbestos Not Excluded – coverage for lead and asbestos exposure through remediation shall be provided by the Contractor’s Pollution Liability Policy with minimum limits of $5,000,000 per occurrence or claims made and aggregate with the Indemnified Parties as defined in Exhibit D, Article 9.1.1 named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided. This insurance may be provided through a specialty market called Abatement Insurance and include both the Commercial General Liability and Pollution Liability under a single policy.

☐

Railroad Protective Liability – coverage for work performed within 50 feet of railroad tracks or within railroad right of way with minimum limits of $2,000,000 per occurrence and $6,000,000 aggregate with the Indemnified Parties as defined in Exhibit D, Article 9.1.1 named as additional insureds. This coverage may be extended to cover all subcontractors participating in the project and may also be purchased directly from the Railroad company itself if available.

Software Development

☐

Electronic Data Processing Errors and Omissions Coverage – coverage shall be provided with minimum limits of $1,000,000 per claim and aggregate with the Indemnified Parties as defined in Exhibit D, Article 9.1.1named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided.

☐

Electronic Data Processing Equipment – property coverage shall be provided at the replacement value of covered requirement with the Indemnified Parties as defined in Exhibit D, Article 9.1.1 named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided.

Watercraft Charter or Rental

☐

Protection and Indemnity – third party liability coverage for the owner/operator of the watercraft shall be provided with minimum limits of $1,000,000 per occurrence and aggregate with the Indemnified Parties as defined in Exhibit D, Article 9.1.1 named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided.  The following endorsements shall also be provided if checked below. This insurance shall be primary and non-contributory coverage as to the Indemnified Parties.

☐

Tower’s Liability – towing coverage shall be provided by the Protection and Indemnity Policy with the Indemnified Parties as defined in Exhibit D, Article 9.1.1named as additional insureds.  Tower’s Liability limit of coverage shall be the same as the Protection and Indemnity limit. A waiver of subrogation in favor of the Indemnified Parties shall be provided. This insurance shall be primary and non-contributory coverage as to the Indemnified Parties.

☐

Hull Damage (Watercraft) – physical damage coverage with limits to the value of the watercraft shall be provided by the Protection and Indemnity Policy with the Indemnified Parties as defined in Exhibit D, Article 9.1.1named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided. If the Subcontractor chooses not to provide hull damage insurance, Subcontractor shall provide Owner the following hold harmless agreement indemnifying the Indemnified Parties for any and all claims or damages to the watercraft: “Watercraft owner waives any claim for property damage to the watercraft as against the Indemnified Parties as defined in Exhibit D, Article 9.1.1 and their employees, even if caused by their negligence or breach of contract”.

☐

Watercraft and Charterer’s Liability – third party liability coverage for subcontractor’s rented watercraft and operators shall be provided with minimum limits of $1,000,000 per occurrence and aggregate with the Indemnified Parties as defined in Exhibit D, Article 9.1.1 named as additional insureds.  A waiver of subrogation in favor of the Indemnified Parties shall be provided. This insurance shall be primary and non-contributory coverage as to the Indemnified Parties.

Insurance and bonds furnished hereunder shall form part of the Contract Documents.

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EXHIBIT F

OTHER PROVISIONS

The following provisions are part of the Subcontract between the parties:

1.     Temporary Services to be furnished by CH2M HILL pursuant to Paragraph 3.5 of Exhibit D:

☐ None	☐ Temporary Heat	☐ Electric Power

☒ Temporary Lighting	☒ Potable Water	☒ Temporary Toilets

☐ Compressed Air	☒ Waste Disposal Services	☐ Telephone Service

☐ Security Services	☐ Other

2.     Labor relations requirements referred to in Paragraph 3.28 of Exhibit D:

Davis Bacon Wage Rates Provided  On-Line at the shared site “Bragg”

3.     Other provisions and documents applicable to Subcontractor’s Work:  Drawings and Specifications provided On-Line at the shared site “Bragg”

4.     Contract Documents in existence on the date of execution of the Subcontract pursuant to Paragraph 2.3 of Exhibit D:  INACCORDANCE WITH DOCUMENTS LISTED IN THE WEB PORTAL.

F.4.1        Drawings consisting of a cover sheet and sheets numbered            through           , inclusive with each sheet bearing the following general title:

F.4.2        Specification bearing the title            and consisting of            divisions and            pages, as listed in table of contents thereof.

F.4.3        Drawings consisting of a cover sheet and sheets numbered              through           , inclusive with each sheet bearing the following general title:                                                                have been previously provided.

F.4.5        Specification bearing the title            and consisting of            divisions and            pages, as listed in table of contents thereof, have been previously provided.

5.     The provisions of the Prime Contract listed below are made a part of this Subcontract. In the event of conflict between the listed provisions and those stated elsewhere in the Subcontract, the more stringent will apply.  Subcontractor shall be bound to CH2M HILL to the same extent as CH2M HILL is bound to the Owner with respect to any obligation or requirement set forth below and shall so bind its lower tier subcontractors.  The benefits of such provisions shall extend to Subcontractor to the extent that CH2M HILL, through other provisions of this Subcontract, obtains such benefits on behalf of Subcontractor.

6.     Liquidated Damages:

(a)           Subcontractor understands that if Substantial Completion is not attained by the date specified in the Exhibit B, Schedule of Subcontractor’s Work, CH2M HILL will suffer damages which are difficult to specify accurately or ascertain. Subcontractor agrees that if it has not achieved Substantial Completion in accordance with Exhibit B, or any extension, Subcontractor shall pay to CH2M HILL as liquidated damages and not as a penalty, the sum of $1,000.00 per day for each day of delay until Substantial Completion is achieved.  The payment of liquidated damages shall be CH2M HILL’s sole remedy relating to the delay and shall not be in lieu of damages for any other breach of this Subcontract.

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EXHIBIT G

CONSTRUCTION SUBCONTRACT

HEALTH & SAFETY CONDITIONS

CH2M HILL and Subcontractor agree that the provisions set forth below shall form a part of the Subcontract. Failure to comply with the provisions of this Exhibit G may be grounds for withholding payment to Subcontractor and/or be a material breach of this Subcontract and an incident of default under Article 10 of Exhibit D, which may lead to termination of this Subcontract by CH2M HILL.

*1.0        Safety; Protection of Work

Prevention of accidents on or near Subcontractor’s Work is Subcontractor’s responsibility.  Subcontractor shall take all necessary precautions to assure the safety of all persons and property during performance of Subcontractor’s Work and will protect Subcontractor’s Work and adjacent property from damage caused by Subcontractor’s operations. Subcontractor will conform to all laws and regulations relating to health and safety and with site-specific health and safety plans, which are available upon request.  Subcontractor shall designate a qualified representative responsible for safety at the Project site.

Subcontractor shall at all times be solely responsible for all aspects of safety in connection with Subcontractor’s Work, including initiating, maintaining and supervising all safety precautions and plans, even if CH2M HILL establishes a safety program for the entire Project.  Such responsibility includes, without limitation, the obligations set forth in the remainder of this Article 1.0.  Subcontractor shall perform Subcontractor’s Work or ensure that it is performed, in a manner to avoid risk of injury to persons or damage to property and shall continuously inspect Subcontractor’s Work, which includes all of Subcontractor’s materials, equipment and lower tier subcontractors, to discover the existence of any conditions which impose a risk of bodily injury or damage to property.

1.1   Prior to beginning Subcontractor’s Work, Subcontractor shall submit for CH2M HILL’s review, a written Safety Plan, with detail commensurate with Subcontractor’s Work.  Such Plan shall be prepared by an appropriate health or safety professional and shall describe anticipated hazards and control methods Subcontractor will employ to administer a Safety Plan which provides adequate safeguards for all construction employees, CH2M HILL and Owner employees, site visitors, and the public.  The Plan’s safety measures, policies and standards shall conform to those required or recommended by governmental and quasi-governmental authorities having jurisdiction and by CH2M HILL and Owner, including, but not limited to, requirements imposed by the Contract Documents. Subcontractor will conspicuously post the Safety Plan at the Project site.

The Safety Plan must include, at a minimum, the following components:

1.1.1        Training.  Subcontractor is responsible for the safety education of their employees. The training must comply with all laws and standards and include additional training for site supervision. Training must continue through the term of the Subcontract. Subcontractor shall provide copies of training certificates to CH2M HILL for all operations, which require such training. These documents must be submitted prior to performing Subcontractor’s Work. As a minimum, the following training is required:

1.1.1.1     Supervisor Safety Training – must cover record keeping, incident investigation, OSHA inspections, H&S documentation requirements, and the OSHA 10 hour course for construction.

1.1.1.2     Competent Person Training – each person designated as a competent person shall attend training on that particular operation.  Operations requiring a competent person per OSHA requirements include, but are not limited to, trenching and excavation, fall protection, scaffolds, confined space entry, and rigging.

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1.1.1.3     Employee Orientation Training – must cover the various safety policies, safety manuals, first aid availability, accident reporting procedures, safety meeting participation, personal protective equipment, and enforcement procedures.

1.1.1.4     Emergency Procedures – must cover notification procedures, evacuation routes, mustering points, and accountability.

1.1.1.5     Safety Meetings – must be conducted weekly with all Subcontractor’s onsite personnel.  Documentation detailing the subject discussed and signatures of all participants must be kept for each meeting.

1.1.1.6     Hazard Communication Standard – must cover all aspects of the standard including MSDSs, chemicals onsite, labeling and the written program.  Annual re-training is required.

1.1.1.7     Lockout/Tagout – must cover each individual piece of machinery or equipment that is to be serviced or altered during this Project.

1.1.2        Incident Investigation. Subcontractor must report all OSHA recordable injuries and any property damage to CH2M HILL immediately (within 1 hour of incident).  An incident investigation must be conducted and a complete report issued to CH2M HILL within 24 hours of incident. A daily verbal update will be provided to CH2M HILL until claimant is released to full-duty and/or claim has been resolved.

1.1.3        Emergency Procedures and First Aid/Medical Services.  Subcontractor shall prepare in-house emergency response guidelines in coordination with CH2M HILL’s safety personnel.  Subcontractor must provide first aid capabilities to meet OSHA requirements.

1.1.4        Record Keeping.  Each Subcontractor shall submit a monthly safety report including a copy of Subcontractor’s Project-specific OSHA 300, current incident statistics and any accident investigation reports to CH2M HILL.  Project-specific OSHA 300 and first aid logs must be maintained onsite at all times.

1.1.5        Personal Protective Equipment  Subcontractor shall provide and inspect all personal protective equipment (PPE).  In addition, Subcontractor shall enforce the use of PPE by its employees when ever required. A dress code, including hard hats, hard-soled work boots, safety glasses, and appropriate clothing (long pants and sleeved shirts that must cover torso) is required on all CH2M HILL projects.

1.1.6        Fall Protection.  Subcontractor shall provide and ensure the use of continuous fall protection equipment when activities take place 6 feet or more above a lower level.

1.1.7        HAZCOM. Subcontractor shall provide CH2M HILL with a copy of the current Material Safety Data Sheets (MSDSs) required by the Hazard Communication Standard for all hazardous chemicals or substances brought onsite by Subcontractor or any lower-tiered Subcontractors.  The MSDSs must be provided to CH2M HILL in a notebook with an index arranged by “Brand Name”. If such materials or substances are part of any item requiring a shop drawing or other submittal, the MSD will accompany the submittal.

1.1.8        Activity Hazard Analysis.  Subcontractor shall prepare an Activity Hazard Analysis (AHA) for each Project phase comprising Subcontractor’s Work identifying the work sequence, hazards posed and control measures required to perform the activity according to accepted industry safe work practices. The equipment, tools and materials, inspection and training requirements to execute Subcontractor’s Work activity shall also be included in the AHA.

1.1.9        Pre-Task Safety Plans.  Subcontractor shall prepare a Pre-Task Safety Plan (PTSP) to review the hazards posed and required hazard control procedures for each day’s planned activities. During the daily safety meeting, Subcontractor’s supervisor shall brief their work

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crew on the PTSP, which shall also include the tools, equipment and materials that will be used for each day’s planned activities.

1.1.10      Competent Person.  Subcontractor agrees to provide a competent person onsite at all times during operations which require such according to the OSHA regulations.  This person must be experienced in the operation and have received detailed training on the regulations pertaining to the operation. The competent person shall perform a daily inspection of the operation and submit a written inspection report each day to CH2M HILL.

1.1.11      Housekeeping and Site Services.  Subcontractor is solely responsible for housekeeping in their work areas.  Good housekeeping is essential for all work performed at any CH2M HILL site. Subcontractor is responsible to supply drinking water, adequate toilets, washing facilities, fire extinguishers, first aid kits and jobsite posters per OSHA requirements unless specifically stated elsewhere in this Subcontract as a service to be furnished by others.

1.2   Subcontractor shall designate a qualified safety representative at the Project site with responsibility for preventing accidents and implementing and supervising the Safety Plan and other safety programs.  The safety representative shall attend all project safety meetings, participate fully in all activities outlined in the Safety Plan and shall devote whatever time is necessary to perform such duties properly.

Subcontractor’s safety representative shall provide CH2M HILL’s health and safety staff with any and all requested information and shall have the authority to immediately correct any safety deficiencies.  In addition, whenever Subcontractor’s onsite manpower reaches 60 people, a full-time health and safety person shall be provided onsite.  This person must be dedicated to health and safety on this Project with no other onsite or offsite duties.

1.3  Subcontractor shall comply with and secure the compliance of its employees, lower tier subcontractors, suppliers and agents with applicable Laws, its Safety Plan and those of CH2M HILL or the Owner, if any, and with the reasonable recommendations of insurance companies having an interest in the Project.

Subcontractor agrees to perform a health and safety pre-qualification of all lower-tiered subcontractors prior to contract award.  Lower-tiered subcontractors must show their ability to comply with health and safety requirements by completing a written questionnaire outlining their health and safety program components, incident history and training programs for the previous 3 years.  Subcontractor shall not accept lower-tiered subcontractors that have incident statistics or workers’ compensation experience modification rates exceeding industry average for the lower-tiered subcontractor’s industry.

1.4     Subcontractor’s employees and those of its lower tier subcontractors shall have received appropriate training before beginning Subcontractor’s Work at the Project site.  Subcontractor shall hold regularly scheduled project safety meetings to instruct its personnel and employees of its subcontractors on safety practices.  Subcontractor shall furnish appropriate safety equipment for Subcontractor’s Work in progress, train appropriate personnel in the use of the equipment and enforce the use of such equipment by its employees and those of its lower tier subcontractors.

1.5     Subcontractor shall be solely responsible for the design, construction, installation, use and adequacy of all temporary supports, shoring, bracing, scaffolding, machinery or equipment, safety precautions or devices and similar items used by Subcontractor and all lower-tiered subcontractors during performance of Subcontractor’s Work.

1.6     Temporary structures such as fabrication shops, storage areas, and offices will not be permitted within existing facility structures unless approved by the CH2M HILL.  Such temporary structures, if permitted inside or adjacent to existing facility structures, must be constructed of fire retardant materials.

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1.7     A copy of Subcontractor’s Professional License and Registration for the applicable State/County/City shall be provided to CH2M HILL when returning this Subcontract to CH2M HILL for execution.

1.8     Subcontractor shall notify CH2M HILL immediately following any accident and promptly confirm the notice in writing.  A detailed written report shall be furnished as required by Laws or as requested by CH2M HILL.

1.9     CH2M HILL may stop any part of the Work which CH2M HILL deems unsafe until corrective measures satisfactory to CH2M HILL shall have been taken.  CH2M HILL’s review of Subcontractor’s Safety Plan, its observations or failure to stop Subcontractor’s unsafe practices shall not relieve Subcontractor of its sole responsibility for safety, limit Subcontractor’s obligation to undertake any action necessary to maintain a safe environment or create an obligation for CH2M HILL.  Subcontractor shall indemnify CH2M HILL for fines, damages or expenses incurred by CH2M HILL because of Subcontractor’s (including any lower tier subcontractor(s)) failure to comply with safety requirements.

*2.0        Drug Free Workplace

Subcontractor has certified to CH2M HILL that it implements a drug policy which meets CH2M HILL’s minimum standards for a drug-free workplace, which standards are incorporated into the Subcontract by this reference (“Standards”). CH2M HILL may require the Subcontractor to conduct reasonable searches of Subcontractor’s employees’ (personal property brought onto project locations) and employees of its lower tier subcontractors and suppliers and may require and receive the results of a 5-panel drug screen and blood alcohol tests for any employee of Subcontractor or its lower tier subcontractors. Any employee of Subcontractor, its lower tier subcontractors or suppliers found to possess or be under the influence of an article prohibited by the Standards, or refusing to test or to consent to a reasonable search by CH2M HILL may, in CH2M HILL’s sole discretion, be immediately removed from the Project site and denied future access. Subcontractor agrees to enforce its drug policy and to bind its lower tier subcontractors to its policy and to the provisions of this paragraph. Any violation of the requirements of this paragraph may be grounds for withholding payment to Subcontractor or for termination for default pursuant to Exhibit D, Article 10. Nothing in this paragraph shall require CH2M HILL to undertake testing or searches.

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EXHIBIT H

ENVIRONMENTAL REMEDIATION SUPPLEMENT

CH2M HILL and Subcontractor agree that the provisions set forth below shall form a part of this Subcontract.  The provisions in this Exhibit shall have priority over those found elsewhere in this Subcontract to the extent of any inconsistency or conflict.

1.0  Definitions.  The following definitions replace those set forth in Paragraph 3.14 of the Subcontract:

1.1   Asbestos means any material that contains more than one percent asbestos and is friable or releasing asbestos fibers into the air above current action levels established by United States OSHA.

1.2   Hazardous Waste means asbestos, PCB’s, petroleum, radioactive material and any other toxic substances, in whatever form or states that is known or suspected to adversely effect the health and safety of humans or of animal or plant organisms, or which are known or suspected to impair the environment in any way whatsoever and shall include but not be limited to substances with the meanings provided in Section 4004 of the Solid Waste Disposal Act (42 U.S.C.  6903); Section 9601(14) of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.  9601(14); as listed or designated under Sections 1317 and 1321(b)(2)(a) of Title 33 (33 U.S.C.  1317 and 1321(b)(2)(a)) or as defined, designated or listed under United States OSHA any other Federal, State or local law, regulation or ordinance concerning hazardous waste, toxic substances or pollution.

1.3   PCBs means polychlorinated biphenyls.

1.4   Petroleum means petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), such as oil, petroleum, fuel oil, oil sludge, oil refuse, gasoline, kerosene, and oil mixed with other non-Hazardous Waste and crude oils.

1.5   Pollution Claims means claims against Subcontractor which arise out of, or are based upon the actual, alleged or threatened discharge, dispersal, release, escape, generation, disposal or transportation of pollutants and any directive to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants.

1.6   Radioactive Material means source, special nuclear, or byproduct material as defined by the Atomic Energy Act of 1954 (42 U.S.C.  Section 2011 et seq.) as amended from time to time.

1.7   Remediation means the storage, treatment, handling, disposal, or transportation of Hazardous Waste, including any attendant monitoring and testing.

2.0  Stipulated Penalties; Pollution Indemnity

2.1   Stipulated Penalties—Subcontractor acknowledges that Owner has been or may be issued a compliance order pursuant to applicable Hazardous Waste Laws/ Regulations.  Subcontractor further acknowledges that the services of CH2M HILL and others on the Project are dependent upon the timely performance of Subcontractor’s Work and that the failure of Subcontractor to perform Subcontractor’s Work within the time specified in Exhibit B, Schedule of Subcontractor’s Work, would result in Owner sustaining substantial penalties under the compliance order.  Subcontractor shall defend, indemnify and hold harmless any of the Indemnified Parties as defined in Exhibit D, Article 9.1.1from and against all claims for damages, costs, penalties, or other relief claimed by Owner against the indemnified party  for penalties assessed against Owner by federal, state or local governments, to the extent that such damages, penalties or other costs are caused by Subcontractor’s failure to perform Subcontractor’s Work within the time specified in the Schedule of Subcontractor’s Work.

2.2   Pollution Indemnity—Notwithstanding anything to the contrary, Subcontractor shall, to the fullest extent permitted by law, indemnify and hold harmless the Indemnified Parties and their officers, subcontractors, affiliated corporations, and employees from and against any and all Pollution Claims and any other claims, damages, losses and expenses, direct and indirect, including but not limited to court and arbitration costs,

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environmental clean-up costs, and reasonable attorney’s fees, arising out of or resulting from the performance of Subcontractor’s Work  or Pollution Claims or other claims against Subcontractor, arising from Subcontractor’s Work performed by its lower tier subcontractors or others who are retained by, under the control of, or employed by Subcontractor.

3.0  Handling and Transporting Hazardous Waste

3.1   No Authority—Except as specifically agreed otherwise in this Subcontract, Subcontractor is not, and has no authority to act as, a handler, generator, operator, treater or storer, transporter or disposer of Hazardous Waste found or identified at the Project site, and Owner shall undertake all such functions.

3.2   Generation, Transportation and Disposal of Hazardous Waste - Subcontractor recognizes that Owner has agreed or acknowledged that, (a) except to the extent included in the Work, CH2M HILL has had no role in generating, treating, storing or disposing of Hazardous Waste which may be present at the Project Site and CH2M HILL has not benefited from the processes that produced such Hazardous Waste; (b) no Hazardous Waste encountered by CH2M HILL in performing, or associated with, the Work shall at any time be or become the property of CH2M HILL; (c) any arrangements made by CH2M HILL for the treatment, storage, transport or disposal of any Hazardous Waste are made solely and exclusively for the benefit of Owner using Owner’s EPA generator identification number(s) when required and shall not result in any liability of CH2M HILL under the Prime Contract or with respect to the Hazardous Waste; (d) Owner shall handle all Hazardous Waste in compliance with applicable Laws and Regulations and shall sign manifests and obtain generator identification numbers when required by Laws and Regulations; (e) if required by the Contract Documents, CH2M HILL shall furnish the names of facilities currently licensed to accept Hazardous Waste, but it shall be Owner’s sole responsibility to select those to be engaged by Owner; (f) and nothing contained in the Prime Contract shall confer on CH2M HILL the status of (i) a generator, storer, disposer or treater of Hazardous Waste, (ii) the party who arranged for the disposal of Hazardous Waste or (iii) a Hazardous Waste disposal facility, as provided in any Law or Regulation.  Subcontractor, therefore, shall permit Owner to maintain complete and absolute ownership of Hazardous Waste which includes but is not limited to generation, storage, transportation, arranging for disposal, and disposal of such waste.

3.3   Transporting Hazardous Waste—In the event Subcontractor undertakes to transport Hazardous Waste, it shall comply with the following provisions.

(a)   All Transporters of Hazardous Waste engaged by Subcontractor shall be reputable, experienced and fully licensed for the transportation of such Hazardous Waste.  Subcontractor shall require, by contract with such Transporters, that they comply with all Laws/Regulations regarding the transport of such Hazardous Waste.  A Transporter shall be considered as Supplier.

(b)   Hazardous Waste transferred pursuant to the Subcontract shall be transferred to storage, treatment or disposal facilities duly licensed to receive such Hazardous Waste.  Prior to making any such transfer, Subcontractor shall furnish written verification that the facility is duly licensed.  If required by the Contract Documents, the Hazardous Waste shall be transported only to the facilities specified in the Contract Documents.

(c)   All Hazardous Waste transported shall be in appropriate closed containers or otherwise protected from inadvertent loss, spillage, emission or illegal discharge or disposal during transportation, including loading and unloading.  Containers shall be labeled in accordance with all Laws/Regulations regarding the transport of such Hazardous Waste and shall clearly designate their contents.

3.4   Site Clean Up—Site cleanup pursuant to Paragraph 3.9 of the Exhibit D shall comply with the requirements of this Exhibit.

4.0  Insurance.

4.1     The following provisions supplement Exhibit E:

(a)   Contractor’s Pollution Liability—Subcontractor and all lower tier subcontractors engaged in any way in handling, generating, treating or storing or disposing of Hazardous Waste shall maintain Contractor’s

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Pollution Liability insurance in an amount of not less than $5,000,000 per claim and $5,000,0000 aggregate in lieu of the $1,000,000 limits required by Paragraph  A.1.5 of Exhibit E.

4.2   Transporters—Subcontractor shall require, by contract, that all Transporters of Hazardous Waste maintain the following insurance in addition to Contractor’s Pollution Liability as specified in 4.1(a) above:

(a)   Workers’ Compensation at the statutory rate;

(b)   Employers’ Liability insurance with a minimum limit of $5,000,000 each accident and in the aggregate;

(c)   Commercial General Liability insurance, including contractual liability insurance specifically insuring the indemnity provisions of this Exhibit, with a minimum combined single limit of $5,000,000 each occurrence and in the aggregate for bodily injury and property damage; and

(d)   Commercial Automobile Liability insurance with a MCS-90 endorsement with a minimum combined single limit of $5,000,000.

(e)   Transporters Auto Pollution & Remediation Legal Liability with minimum limits of $5,000,000 per  claim and $5,000,000 aggregate including coverage for loss, damage and cleanup costs caused by pollution arising from cargo transported by a covered automobile and arising out of the upset, overturn, collision, loading and unloading of materials.

4.3   Additional Insureds—The Indemnified Parties as defined in Exhibit D, Article 9.1.1shall be named additional insureds on the coverages described above in Paragraphs 4.1 and 4.2 (b), (c) (d) and (e).  Subcontractor shall furnish Certificates of Insurance for itself and lower tier subcontractors, and Transporters, indicating the existence and extent of coverage to the Indemnified Parties prior to handling, generating, treating storing, disposal or transporting of Hazardous Waste.

(a)   All insurance will be primary coverage and non-contributory to the Indemnified Parties.

5.0  Safety; Communications.  The following provisions supplement Paragraph 1.0 of Exhibit G:

5.1   Safety Provisions—Subcontractor shall place the highest priority on heath and safety, shall comply and secure compliance by its employees, agents and lower-tier subcontractors with all applicable Laws, including without limitation, Federal OSHA (and specifically 29 CFR 1910.120) and DOT regulations.  Subcontractor shall also comply with Owner’s and CH2M HILL’s Safety Plans, copies of which are available upon request.

Subcontractor shall be responsible for examining all requirements and determining whether additional or more stringent health and safety provisions are required for Subcontractor’s Work.  Subcontractor shall prepare and implement its own Health and Safety Plan, based on all written programs required by Laws and shall bear responsibility for the completeness and accuracy of the Plan.  Subcontractor’s Plan shall be available at the Project site for review by CH2M HILL, Owner, and regulatory personnel.

Subcontractor shall furnish protective clothing, equipment and monitoring instrumentation as required by Laws and Owner’s, CH2M HILL’s and Subcontractor’s Safety Plans.  If Subcontractor fails to provide such clothing and equipment, CH2M HILL will, at Subcontractor’s expense, provide all protective clothing and devices and Subcontractor shall defend, hold harmless and indemnify Owner and CH2M HILL and their employees and agents against all claims and liability relating to the use thereof.

5.2   Safety Training—Subcontractor shall provide its employees and any employees of lower tier subcontractors who will be working on a Hazardous Waste site, or who may come in contact with Hazardous Waste, with adequate training to protect such employees from exposure to Hazardous Waste.  Subcontractor shall provide CH2M HILL with proof of completion of such course by each such employee certifying that the training course conforms to the requirements of 29 CFR Part 10 and the requirements of any similar state-mandated safety program.

5.3   Medical Screening—If required by the Contract Documents or by Laws, Subcontractor shall arrange for and shall keep records of medical examinations of employees working on a Hazardous Waste site, or who

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may come in contact with Hazardous Waste.  Such examinations shall be conducted prior to the employee commencing work on this Project, after the employee has completed all of his or her work on the Project, and at such times as may be reasonably necessary during the Project to monitor for exposure to Hazardous Waste.

5.4   Spill Plan—Subcontractor will develop and implement a plan to assure that Hazardous Waste shall not be accidentally or illegally discharged, spilled, released or emitted into, or onto, adjacent properties, streams, watercourses, aquifers, or into the environment generally.  Should such a discharge, spill, release or emission occur, Subcontractor shall immediately notify Owner and CH2M HILL and any federal, state or local agency to whom notification is required.  Subcontractor shall immediately and at its own expense take all steps necessary to curtail the discharge, spill, release or emission of the Hazardous Waste and to mitigate any consequences to persons, property or the environment.

5.5   Hazard Communications Programs—Subcontractor shall be responsible for coordinating any exchange or material safety data sheets or other hazard communication information required to be made available to or exchanged between or among employers at the site in accordance with Laws.

6.0  Discovery of Unknown Hazardous Waste

If, during performance of Subcontractor’s Work, Subcontractor encounters Hazardous Waste which differ materially in type or quantity from those indicated in the Contract Documents, Subcontractor shall immediately: (i) stop all Subcontractor’s Work in connection with such unanticipated Hazardous Waste and in any area affected thereby (except in an emergency) and (ii) notify Owner and CH2M HILL (and thereafter confirm such notice in writing).  CH2M HILL shall promptly confer with Owner concerning any modifications to the Contract Documents and, to the extent available to CH2M HILL, Subcontractor shall be entitled to an equitable adjustment of the Schedule of the Work and Subcontract Price Schedule.

7.0  “Laws” shall have the same meaning as set forth in Paragraph 2.7 of Exhibit D to this Subcontract.

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